Exhibit 4.1

PRESS RELEASE

For immediate release

Quebecor and Caisse de dépôt et placement du Québec

reach an agreement on the repurchase
of the Caisse’s interest in Quebecor Media

Montreal, May 8, 2018 — Quebecor Inc. (“Quebecor”) is pleased to announce that it entered into an agreement (the “Agreement”) with Quebecor Media Inc. (“Quebecor Media”) and Caisse de dépôt et placement du Québec (the “Caisse”) to repurchase all of the share capital of Quebecor Media still held by the Caisse. The Agreement provides that Quebecor and Quebecor Media purchase 17,628,911 shares, representing a 18.47% stake in Quebecor Media, with respect to which the parties have agreed on a value of $1.690 billion.

This Agreement completes the process announced in October 2012 (and continued in September 2015 and in July 2017), as part of the plan to purchase the shares of Quebecor Media held by the Caisse that was introduced by Quebecor, in accordance with its previously stated goal to ultimately own all the shares of Quebecor Media.

“Thanks to its currently very favourable financial profile and the substantial amount of cash it has on hand, Quebecor is now in a position to complete the repurchase of the share capital of Quebecor Media initiated in 2012. By gaining access to 100% of the cash flows that it generates, Quebecor will now be better equipped to seize business opportunities that arise. Ultimately, these transactions will allow us to have complete control over our destiny,” stated Pierre Karl Péladeau, President and Chief Executive Officer of Quebecor.

“Today, the complete repurchase of the shares reflects Quebecor’s solid financial position and allows the Caisse to reallocate this capital to new investment opportunities in Quebec. Through the convertible debentures, the Caisse is able to maintain an interest in the business, while providing Quebecor with increased financial flexibility to pursue its growth plan. Lastly, the long-standing partnership developed with Quebecor will certainly allow us, in the future, to explore new projects or investment opportunities with the company,” said Michael Sabia, president and chief executive officer of the Caisse.”

“Quebecor has always been very proud, in the wake of previous successful investments, such as the creation of Imprimeries Quebecor in 1989, to be a partner of the Caisse. By joining forces and working together on the creation of Quebecor Media, we created a major Québec group that has become a leader in the fields of telecommunications, entertainment, news media and culture. In doing so, we allowed Quebecers to retain control over their technological and cultural levers, while generating substantial benefits for our entire community,” added Pierre Karl Péladeau.

These benefits include, in particular, more than 4,000 jobs created at Videotron in the past 15 years, and some $2 billion invested in wireless solutions in order to offer more choices and better prices to Québec consumers. Further benefits include the exceptional contribution of Quebecor and its subsidiaries to the Québec audiovisual content and local journalism, as well as its philanthropic contribution to 400 organizations in fields as varied as culture, health, education, the environment and entrepreneurship.

Agreement Overview

•                  The Agreement provides for the completion of the following two transactions:

• the repurchase for cancellation by Quebecor Media of 16,064,215 shares of Quebecor Media held by the Caisse, representing approximately 91.1% of the Caisse’s interest before closing, for an aggregate purchase price of $1.540 billion, payable in cash; and

• the purchase by Quebecor of 1,564,696 shares of Quebecor Media held by the Caisse, representing approximately 8.9% of the Caisse’s interest before closing, in consideration of the issuance of $150-million aggregate principal amount of convertible debentures of Quebecor, which will be convertible into Quebecor Class B Subordinate Shares (the Convertible Debentures), the whole subject to required approvals, including that of the Toronto Stock Exchange.

•                  Upon completion of these transactions, Quebecor and Quebecor Media will then have acquired the 18.47% stake in Quebecor Media that Quebecor did not yet have, with Quebecor becoming the sole owner of Quebecor Media.

Issuance of Convertible Debentures by Quebecor inc.

Subject to the approval of the Toronto Stock Exchange, the Convertible Debentures will have a six-year term maturing in 2024 and will bear interest at an annual rate of 4.0%, payable in accordance with the terms of the trust indenture to be entered into at the time of their issuance. The Convertible Debentures will be convertible into Quebecor Class B Subordinate Voting Shares in accordance with the terms of the trust indenture, subject to a floor price of $26.85 per share (that is, a maximum number of approximately 5,586,592 Quebecor Class B Subordinate Shares corresponding to a ratio of $150 million to the floor price) and a ceiling price of $33.5625 per share (that is, a minimum number of approximately 4,469,274 Quebecor Class B Subordinate Shares corresponding to a ratio of $150 million to the ceiling price), subject to adjustments in accordance with the terms of the trust indenture. The other terms and conditions of the Convertible Debentures are expected to be substantially consistent with the terms of the Convertible Debentures issued under Quebecor’s trust agreement dated October 11, 2012, as amended.

Exit Rights and Quebecor Media Shareholders’ Agreement

As a result of the completion of the transactions contemplated in the Agreement, the exit rights granted to the Caisse under the agreement entered into at the beginning of the process introduced in 2012, including, the right to require that Quebecor Media carry out an initial public offering (IPO), or the right to sell its remaining interest in Quebecor Media to a financial third party, without providing any right of first refusal or first offer to Quebecor or Quebecor Media, will extinguish at the closing of the operation.

The parties have also agreed to terminate the shareholders’ agreement between Quebecor, CDP Capital d’Amérique investissements inc. (formerly Capital Communications CDPQ inc.) and Quebecor Media dated October 23, 2000, as consolidated and amended from time to time.

Closing

The transactions contemplated in the Agreement are currently expected to be fully completed by June 22, 2018, subject to the customary closing conditions for transactions of this nature and the receipt of regulatory approvals, including that of the Toronto Stock Exchange.

TD Securities acted as financial advisor to Quebecor on the transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy or sell securities in any jurisdiction. The securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The securities referred to herein have not been and will not be qualified for distribution to the public under applicable Canadian securities legislation.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

Cautionary statement regarding forward-looking statements

The statements in this press release that are not historical facts are forward-looking statements and are subject to significant known and unknown risks, uncertainties and assumptions which could cause Quebecor’s actual results for future periods to differ materially from those set forth in the forward-looking statements. Forward-looking statements may be identified by the use of the conditional or by forward-looking terminology such as the terms “plans,” “expects,” “may,” “anticipates,” “intends,” “estimates,” “projects,” “seeks,” “believes,” or similar terms, variations of such terms or the negative of such terms. This press release includes forward-looking statements on the following issues: the timing and the completion of the transactions contemplated in the Agreement; the fact that the closings of the transactions are subject to the occurrence of certain events and to the receipt of the necessary approvals, namely that of the Toronto Stock Exchange; and the anticipated benefits of the Agreement (in particular the impact of the Agreement on operations, the structure, capabilities, business and other opportunities, and Quebecor’s overall strategy). Certain factors that may cause actual results to differ from current expectations include seasonality (including seasonal fluctuations in customer orders), operating risk (including fluctuations in demand for Quebecor’s products and pricing actions by competitors), new competition and Quebecor’s ability to retain its current customers and to attract new ones, risks associated with the fragmentation of the advertising market, insurance risk, risks associated with capital investment (including risks related to technological development and equipment availability and breakdown), environmental risks, risks associated with cybersecurity and the protection of personal information, risks associated with collective agreements, credit risk, financial risks, debt risks, risks related to interest rate fluctuations, foreign exchange risks, risks associated with government acts and regulations, risks related to changes in tax legislation, and changes in the general political and economic environment and, as they relate to the Agreement, potential risks include the following:

non-receipt of regulatory approvals (including the receipt of the approval of the Toronto Stock Exchange) or the delay in receipt thereof or the non-compliance with the conditions related to the implementation of the Agreement or the delay in the implementation thereof; or the occurrence of an event that would allow the Caisse to terminate its obligations under the Agreement. Investors and others are cautioned that the foregoing list of factors that may affect future results is not exhaustive and that undue reliance should not be placed on any forward-looking statements. The forward-looking statements described in this press release are based on the following significant assumptions regarding the Agreement: compliance with all closing conditions and the performance of the transactions covered by the Agreement according to the planned schedule, including receipt of approvals from the regulatory bodies (including the Toronto Stock Exchange). For more information on the risks, uncertainties and assumptions that could cause Quebecor’s actual results to differ from current expectations, please refer to Quebecor’s public filings available at  <www.sedar.com>  and  <www.quebecor.com>,  including, in  particular,  the “Risks and Uncertainties” section in Quebecor’s Management Discussion and Analysis for the year ended December 31, 2017.

The forward-looking statements in this press release reflect Quebecor’s expectations as of the date of this press release and are subject to change after that date. Quebecor expressly disclaims any obligation or intention to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Quebecor

Quebecor, a Canadian leader in telecommunications, entertainment, news media and culture, is one of the best-performing integrated communications companies in the industry. Driven by their determination to deliver the best possible customer experience, all of Quebecor’s subsidiaries and brands are differentiated by their high-quality, multiplatform, convergent products and services.

Quebecor (TSX: QBR.A, QBR.B), is headquartered in Québec, and employs more than 10,000 people in Canada.

A family business founded in 1950, Quebecor is strongly committed to the community. Every year, it actively supports more than 400 organizations in the vital fields of culture, health, education, the environment and entrepreneurship.

Visit our website: www.quebecor.com

Follow us on Twitter: twitter.com/Quebecor

Source:	Information:
Jean-François Pruneau	Communications department
Senior Vice President and Chief Financial Officer	Quebecor Inc. and Quebecor Media Inc.
Quebecor Inc. and Quebecor Media Inc.	medias@quebecor.com
jean-francois.pruneau@quebecor.com	514 380-4572
514 380-4144

CONVENTION DE VENTE D’ACTIONS

ENTRE

CDP CAPITAL D’AMÉRIQUE INVESTISSEMENTS INC.

ET

QUÉBECOR MÉDIA INC.

ET

QUÉBECOR INC.

Le 8 mai 2018

CONVENTION DE VENTE D’ACTIONS intervenue à Montréal, province de Québec, en date du 8 mai 2018

ENTRE :

CDP CAPITAL D’AMÉRIQUE INVESTISSEMENTS INC., une personne morale légalement constituée en vertu de la Loi sur les sociétés par actions (Québec), ayant son siège social à l’Édifice Jacques-Parizeau, 1000, place Jean-Paul Riopelle, Montréal (Québec) H2Z 2B3, représentée par Christian Dubé et Justin Méthot, dûment autorisés aux fins des présentes tel qu’ils le déclarent;

(CDP Capital d’Amérique)

ET :

QUÉBECOR MÉDIA INC., une personne morale légalement constituée en vertu de la Loi sur les sociétés par actions (Québec), ayant son siège et son principal établissement au 612, rue St-Jacques, 12e étage, Montréal (Québec) H3C 4M8, représentée par Jean-François Pruneau et Marc M. Tremblay, dûment autorisés aux fins des présentes tel qu’ils le déclarent;

(QMI)

ET :

QUÉBECOR INC., une personne morale légalement constituée en vertu de la Loi sur les sociétés par actions (Québec), ayant son siège et son principal établissement au 612, rue St-Jacques, 12e étage, Montréal (Québec) H3C 4M8, représentée par Jean-François Pruneau et Marc M. Tremblay, dûment autorisés aux fins des présentes tel qu’ils le déclarent;

(QI, et, collectivement avec QMI, les Acheteurs)

LESQUELS DÉCLARENT CE QUI SUIT :

ATTENDU QUE CDP Capital d’Amérique détient 17 628 911 des 95 441 277 actions ordinaires émises et en circulation de QMI, représentant approximativement 18,47 % de la totalité des actions ordinaires émises et en circulation de QMI;

ATTENDU QUE CDP Capital d’Amérique est une filiale détenue en propriété exclusive de la Caisse de dépôt et placement du Québec;

ATTENDU QUE les parties aux présentes ont la volonté de compléter la sortie globale de la participation de CDP Capital d’Amérique dans QMI entreprise en 2012;

ATTENDU QUE CDP Capital d’Amérique désire vendre à QMI, qui désire acheter, pour fins d’annulation, 16 064 214,76 actions ordinaires émises et en circulation de QMI détenues par CDP Capital d’Amérique conformément aux modalités et conditions contenues aux présentes;

ATTENDU QUE CDP Capital d’Amérique désire vendre à QI, à un prix par action identique à celui de la transaction devant intervenir entre QMI et CDP Capital d’Amérique, qui désire acheter, 1 564 696,24 actions ordinaires émises et en circulation de QMI détenues par CDP Capital d’Amérique conformément aux modalités et conditions contenues aux présentes;

EN CONSÉQUENCE, LES PARTIES CONVIENNENT DE CE QUI SUIT :

ARTICLE 1
DÉFINITIONS ET INTERPRÉTATION

1.1                               Définitions

Pour les fins de la présente Convention, en plus des mots et expressions définis ailleurs aux présentes, les mots et expressions suivants ont le sens qui leur est attribué ci-dessous :

Acheteurs signifie collectivement QMI et QI et Acheteur signifie l’un d’eux, selon le cas;

Actions signifie collectivement les Actions QI et les Actions QMI;

Actions catégorie A a la signification qui lui est attribuée au sous-paragraphe 3.3.3 des présentes;

Actions catégorie B a la signification qui lui est attribuée au sous-paragraphe 3.3.3 des présentes;

Actions QI signifie les 1 564 696,24 actions ordinaires de QMI représentant approximativement 8,9 % des actions ordinaires émises et en circulation de QMI détenues par CDP Capital d’Amérique sur une base non-diluée, et devant être vendues à QI conformément aux modalités et conditions des présentes;

Actions QMI signifie les 16 064 214,76 actions ordinaires de QMI représentant approximativement 91,1 % des actions ordinaires émises et en circulation de QMI détenues par CDP Capital d’Amérique sur une base non-diluée, et devant être vendues à QMI conformément aux modalités et conditions des présentes;

Actions sous-jacentes signifie les Actions catégorie B pouvant être émises lors de la conversion des Débentures convertibles;

Approbations gouvernementales signifie toutes les autorisations, dispenses, ordonnances, consentements, directives, avis, licences, permis, enregistrements ou droits semblables émis ou qui doivent être émis par une Autorité gouvernementale;

Autorité gouvernementale signifie tout autorité réglementaire ou département ou agence gouvernementale, commission, ministère, bureau, tribunal, société de la couronne ou toute autre entité ayant le pouvoir d’établir des Lois ayant juridiction ou déclarant avoir juridiction pour le compte du Canada ou de toute province, municipalité ou district ou de toute autre subdivision au Canada;

CDP Capital d’Amérique signifie CDP Capital d’Amérique Investissements Inc.;

Changement défavorable important signifie tout changement résultant de tout événement qui a, ou dont on pourrait raisonnablement s’attendre à ce qu’il ait, un effet défavorable important sur l’entreprise, les affaires, le capital, les opérations, la condition financière ou les propriétés ou les biens d’une Personne et de ses filiales, dans tous les cas, considérés sur une base consolidée;

Charge signifie tout hypothèque, servitude, droit de passage, emprise, créance prioritaire, privilège, charge, droit de réclamation, droit sur une communauté de biens, intérêt en equity, option, gage, sûreté, droit de premier refus ou restriction de n’importe quel type, y compris une restriction d’utilisation, de vote, de transfert, d’encaissement d’un revenu ou d’exercice de tout autre attribut de la propriété;

Clôture signifie la réalisation de l’achat par QMI et de la vente par CDP Capital d’Amérique de 10 431 308,29 actions ordinaires de QMI à la Date de clôture conformément au paragraphe 6.1 des présentes;

Convention signifie la présente convention ainsi que son préambule et ses annexes, et les expressions des présentes, aux présentes, en vertu des présentes et par les présentes ainsi que les expressions du même genre, réfèrent à la présente Convention;

Convention d’amendement à la Convention de crédit signifie une convention d’amendement à la Convention de crédit de QI prévoyant, notamment, l’émission des Débentures convertibles, l’utilisation du produit de leur émission et d’autres opérations afférentes;

Convention de crédit de QI signifie la convention de crédit consolidée et modifiée datée du 23 novembre 2007 entre QI, Banque royale du Canada en tant qu’agent administratif, et la caution et les prêteurs nommés aux pages signatures de celle-ci, telle que modifiée;

Convention de fiducie signifie une convention de fiducie de QI relative aux Débentures convertibles, substantiellement en la forme de la convention de fiducie de QI, en date du 11 octobre 2012, telle que modifiée en date du 26 avril 2013, et reflétant les modalités relatives aux Débentures convertibles prévues à l’Annexe B de la présente Convention et telle que négociée de bonne foi par CDP Capital d’Amérique et QI, sous réserve du paragraphe 2.6 des présentes;

Convention d’inscription QI signifie une convention de droits d’inscription entre QI et CDP Capital d’Amérique, accordant des droits d’inscription sur demande à CDP Capital d’Amérique à l’égard des Débentures convertibles et des Actions sous-jacentes, et telle que négociée de bonne foi par CDP Capital d’Amérique et QI;

Convention entre actionnaires signifie la convention entre actionnaires intervenue entre QI, QMI, CDP Capital d’Amérique (auparavant Capital Communications CDPQ inc.), 4032659 Canada Inc. et 4032667 Canada Inc. (auparavant 3804020 Canada Inc. et 2745844 Canada Inc.) en date du 23 octobre 2000, telle que consolidée et modifiée par une entente entre actionnaires en date du 11 décembre 2000, et telle que modifiée par résolution écrite des actionnaires en date du 25 mai 2011, par convention d’amendement en date du 2 octobre 2012 et par résolution écrite des actionnaires en date du 29 juillet 2015;

Date de clôture signifie le 11 mai 2018;

Date de paiement du solde QMI signifie une date devant être mutuellement convenue par écrit entre QMI et CDP Capital d’Amérique, mais au plus tard le 45e jour suivant la date de la présente Convention;

Date de paiement QI signifie une date devant être mutuellement convenue par écrit entre QI et CDP Capital d’Amérique, mais au plus tard le 45e jour suivant la date de la présente Convention;

Débentures convertibles signifie des débentures convertibles de QI ayant les modalités prévues à l’Annexe B de la présente Convention et qui seront émises (sous réserve de l’approbation conditionnelle de la TSX et la conclusion de la Convention d’amendement à la Convention de crédit) aux termes de la Convention de fiducie, et sous réserve de la Convention d’inscription QI, à la Date de paiement QI, tel que prévu au paragraphe 2.6 des présentes;

Documents d’information continue signifie (i) la notice annuelle de QI datée du 29 mars 2018, (ii) la circulaire de sollicitation de procurations par la direction de QI datée du 29 mars 2018 et préparée dans le cadre de l’assemblée annuelle et extraordinaire des actionnaires de celle-ci devant être tenue à la date de la présente Convention, (iii) les États financiers et (iv) le rapport de gestion de QI pour les exercices terminés les 31 décembre 2017 et 2016 et le rapport de gestion de QI pour les périodes de trois mois terminées le 31 mars 2018 et 2017;

Dommages a la signification qui lui est attribuée au sous-paragraphe 4.2.1 des présentes;

Effet défavorable important signifie l’effet résultant de tout Changement défavorable important;

États financiers a la signification qui lui est attribuée au sous-paragraphe 3.3.13 des présentes;

fait important a la signification qui lui est attribuée dans les Lois canadiennes en valeurs mobilières;

Filiale a la signification qui lui est attribuée dans le Règlement 45-106;

Filiales importantes signifie QMI, Vidéotron ltée, Groupe TVA inc., 4032659 Canada Inc. et 4032667 Canada Inc.;

information fausse ou trompeuse a la signification qui lui est attribuée dans les Lois canadiennes en valeurs mobilières;

Items de clôture des Acheteurs signifie tous les items identifiés au sous-paragraphe 6.1.3 des présentes;

Items de clôture de CDP Capital d’Amérique signifie tous les items identifiés au sous-paragraphe 6.1.1 des présentes;

Jour ouvrable signifie un jour autre que : i) un samedi; ii) un dimanche; iii) un jour férié dans la Province de Québec ou la Province de l’Ontario; ou iv) un jour au cours duquel les succursales des banques canadiennes dans la Province de Québec ou la Province de l’Ontario sont fermées;

LIR signifie la Loi de l’impôt sur le revenu (Canada);

Loi de 1933 signifie la loi américaine intitulée Securities Act of 1933, dans sa version modifiée;

Lois signifie tous les lois, règlements, règles, ordonnances, décrets, instructions, dispenses, directives, avis, instruments et politiques d’une Autorité gouvernementale, y compris notamment les Lois fiscales;

Lois canadiennes en valeurs mobilières a la signification qui lui est attribuée au paragraphe 2.7 des présentes;

Lois fiscales signifient la LIR et la Loi sur les impôts (Québec) ainsi que toute autre loi canadienne ou étrangère relative aux impôts ou taxes à laquelle QI ou ses Filiales importantes sont ou ont été assujetties;

LSAQ signifie la Loi sur les sociétés par actions (Québec);

Partie indemnisatrice a la signification qui lui est attribuée au sous-paragraphe 4.2.3 des présentes;

Partie indemnisée a la signification qui lui est attribuée au sous-paragraphe 4.2.3 des présentes;

Parties signifie toutes les parties signataires de la présente Convention collectivement et Partie signifie l’une d’entre elles, selon le cas;

PCGR signifie les Normes internationales d’information financière (International Financial Reporting Standards) si et lorsque applicables à QI;

Personne signifie tout individu, corporation, compagnie, société, fiducie, organisation, association, Autorité gouvernementale ou autre entité reconnue par la Loi;

Prix de vente QI a la signification qui lui est attribuée au paragraphe 2.5 des présentes;

Prix de vente QMI a la signification qui lui est attribuée au paragraphe 2.2 des présentes;

QI signifie Québecor inc.;

QMI signifie Québecor Média inc.;

Réclamation d’un tiers a la signification qui lui est attribuée au sous-paragraphe 4.2.3 des présentes;

Règlement 45-106 a la signification qui lui est attribuée à l’article 2.9;

TSX signifie la Bourse de Toronto.

1.2                               Lois applicables

La présente Convention sera régie et interprétée conformément aux Lois de la Province de Québec et aux Lois du Canada qui y sont applicables.

1.3                               Délais

Les délais indiqués à la présente Convention sont de rigueur.

1.4                               Préambule et annexes

Le préambule ainsi que les annexes à la présente Convention en font partie intégrante.

1.5                               Devises

Sauf indication contraire, tous les montants en dollars mentionnés à la présente Convention sont en devises canadiennes.

1.6                               Titres

Les titres des articles de la présente Convention ont été insérés uniquement pour en faciliter la lecture et ne peuvent servir à son interprétation.

1.7                               Genre et nombre

Dans la mesure où le contexte le requiert, le genre masculin employé aux présentes comprend le féminin et vice versa et le singulier comprend le pluriel et vice versa.

1.8                               Connaissance

Dans la présente Convention, les mentions de la connaissance de QMI ou QI font référence à la connaissance réelle de Jean-François Pruneau et Marc M. Tremblay, ainsi qu’à la connaissance que l’une ou l’autre de ces personnes aurait dû avoir après avoir effectué toute vérification diligente raisonnable sur l’objet pertinent.

1.9                               Annexes

Les annexes à la présente Convention, telles qu’énumérées ci-dessous, forment une partie intégrale de la présente Convention :

Annexe A	Projet de communiqué de presse

Annexe B	Modalités des Débentures convertibles

ARTICLE 2
ACHAT ET VENTE D’ACTIONS

2.1                               Achat et vente des Actions QMI

Sous réserve des modalités et conditions contenues dans la présente Convention et en contrepartie du Prix de vente QMI, CDP Capital d’Amérique convient de vendre à QMI les Actions QMI et QMI convient de les acheter, pour annulation, en ce qui concerne 10 431 308,29 actions ordinaires de QMI, à la Date de clôture, et en ce qui concerne 5 632 906,47 actions ordinaires de QMI, à la Date de paiement du solde QMI.

2.2                               Prix de vente des Actions QMI

Le prix de vente total payable par QMI à CDP Capital d’Amérique pour les Actions QMI sera de 1 540 000 000 $ (le Prix de vente QMI), payable selon les modalités de paiement prévues au paragraphe 2.3 des présentes.

2.3                               Modalités de paiement des Actions QMI

2.3.1                     Sous réserve des modalités et conditions contenues dans la présente Convention, QMI s’oblige à payer et acquitter le Prix de vente QMI par le biais des deux paiements suivants :

2.3.1.1           1 000 000 000 $ en espèces par virement bancaire à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) à la Date de clôture;

2.3.1.2           le solde du Prix de vente QMI de 540 000 000 $ en espèces par virement bancaire à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) à la Date de paiement du solde QMI.

2.3.2                     Les Parties reconnaissent que, sous réserve du paiement à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) de la somme globale de 1 540 000 000 $ en espèces, QMI sera entièrement libérée et déchargée de manière absolue de son obligation de payer le Prix de vente QMI pour les Actions QMI.

2.3.3                     Les Parties estiment que le Prix de vente QMI n’est pas supérieur à la juste valeur marchande des Actions QMI à la date des présentes.

2.4                               Achat et vente des Actions QI

Sous réserve des modalités et conditions contenues dans la présente Convention et en contrepartie du Prix de vente QI, CDP Capital d’Amérique convient de vendre à QI les Actions QI et QI convient de les acheter à la Date de paiement QI.

2.5                               Prix de vente des Actions QI

Le prix de vente total payable par QI à CDP Capital d’Amérique pour les Actions QI (le Prix de vente QI) sera payable selon les modalités de paiement prévues au paragraphe 2.6 des présentes.

2.6                               Modalités de paiement QI

2.6.1                     L’obligation de QI de payer le Prix de vente QI sera satisfaite par l’émission par QI de Débentures convertibles d’un montant en capital de 150 000 000 $ qui seront, sous réserve de l’approbation conditionnelle de la TSX, émises et remises à CDP Capital d’Amérique à la Date de paiement QI. Les Débentures convertibles auront les modalités générales prévues à l’Annexe B de la présente Convention et le Prix de vente QI sera payable suivant les modalités prévues dans les Débentures convertibles.

2.6.2                     Nonobstant le sous-paragraphe 2.6.1 des présentes, si (i) QI n’a pas reçu l’approbation conditionnelle de la TSX, (ii) les Parties ne se sont pas entendues sur les modalités des Débentures convertibles (autres que les modalités générales prévues à l’Annexe B de la présente Convention), de la Convention de fiducie ou de la Convention d’inscription QI, dans tous les cas, agissant de manière raisonnable, ou (iii) QI n’a pas obtenu l’approbation du syndicat de prêteurs à l’égard des opérations prévues aux présentes en vertu de la Convention de crédit de QI, le cas échéant, avant la Date de paiement QI, l’obligation de QI de payer le Prix de vente QI sera satisfaite par le paiement de 140 000 000 $ en espèces par virement bancaire à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) à la Date de paiement QI.

2.6.3                     Les Parties reconnaissent que, sous réserve (i) de l’émission à CDP Capital d’Amérique des Débentures convertibles aux termes du sous-paragraphe 2.6.1 des présentes, ou (ii) du paiement à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) de la somme globale de 140 000 000 $ en espèces selon le sous-paragraphe 2.6.2 des présentes, selon le cas, QI sera entièrement libérée et déchargée de manière absolue de son obligation de payer le Prix de vente QI pour les Actions QI.

2.6.4                     Les Parties estiment que le Prix de vente QI n’est pas supérieur à la juste valeur marchande des Actions QI à la date des présentes.

2.7                               Dispense des exigences de prospectus

CDP Capital d’Amérique et QI reconnaissent et conviennent que le placement des Débentures convertibles à CDP Capital d’Amérique, le cas échéant, selon les modalités et conditions du sous-paragraphe 2.6.1 des présentes, sera effectué conformément à l’article 2.3 (investisseur qualifié) du Règlement 45-106 sur les dispenses de prospectus (le Règlement 45-106) et sera dispensé des obligations de préparation et dépôt d’un prospectus des Lois en valeurs mobilières applicables au Québec ou ailleurs au Canada (les Lois canadiennes en valeurs mobilières).

2.8                               Reconnaissance de CDP Capital d’Amérique

Sous réserve des droits prévus dans la Convention d’inscription QI, CDP Capital d’Amérique reconnaît que les Débentures convertibles et les Actions sous-jacentes, selon le cas, seront assujetties à des restrictions à la revente de ces titres en vertu des Lois canadiennes en valeurs mobilières applicables, incluant le Règlement 45-102 sur la revente de titres, et que les certificats émis aux termes de la présente Convention et la Convention de fiducie porteront une mention énonçant que, sauf disposition contraire des Lois canadiennes en valeurs mobilières, le détenteur des Débentures convertibles et les Actions sous-jacentes devra les conserver pour une période de quatre mois et un jour à compter de la date de l’émission des Débentures convertibles, étant entendu qu’à l’expiration de ladite période de restriction, un certificat ne portant pas de restriction de transfert sera émis sur demande.

2.9                               Résiliation de la Convention entre actionnaires

À la dernière des dates suivantes : (i) la Date de paiement du solde QMI, et (ii) la Date de paiement QI, les Parties conviennent de résilier et de mettre fin à la Convention entre actionnaires et de signer, et de faire en sorte que leurs Filiales respectives signent, si applicable, un acte de résiliation de la Convention entre actionnaires.

ARTICLE 3
DÉCLARATIONS ET GARANTIES

3.1                               Déclarations et garanties de CDP Capital d’Amérique

CDP Capital d’Amérique déclare et garantit à chacun des Acheteurs ce qui suit à la signature de la présente Convention, à la Date de clôture, à la Date de paiement du solde QMI, à la Date de paiement QI ou à tout autre moment indiqué expressément selon le cas, et reconnait que toutes et chacune des déclarations et garanties données ci-après constituent pour chacun des Acheteurs un élément essentiel l’ayant incité à conclure la présente Convention et sans lequel il n’aurait pas conclu celle-ci ou n’aurait pas convenu d’acheter les Actions :

3.1.1                     Statut corporatif. CDP Capital d’Amérique est une société constituée et organisée et existe valablement aux termes de la LSAQ.

3.1.2                     Capacité. CDP Capital d’Amérique a le pouvoir, l’autorité et la capacité requis pour conclure la présente Convention, s’acquitter de ses obligations aux termes des présentes et exécuter les opérations qui y sont envisagées. Toutes les procédures et approbations corporatives requises ont été remplies ou obtenues afin de permettre à CDP Capital d’Amérique de signer la présente Convention et afin de permettre l’acquittement par CDP Capital d’Amérique de ses obligations qui s’y retrouvent.

3.1.3                     Validité de la Convention. La présente Convention a été dûment signée et constitue une obligation exécutoire, valide et légale de CDP Capital d’Amérique qui lui est opposable conformément à ses modalités (sous réserve de la législation d’application générale applicable, notamment en matière de faillite, d’insolvabilité et de restructuration, limitant en général l’exécution des droits des créanciers et sous réserve du fait que l’exécution en nature est un recours en équité pouvant être exercé uniquement à la discrétion d’un tribunal).

3.1.4                     Absence de contravention. La présente Convention et les actes de CDP Capital d’Amérique que requière sa mise à exécution ne contreviennent pas aux dispositions de la LSAQ, aux règlements de CDP Capital d’Amérique ou aux Lois de tout territoire auquel CDP Capital d’Amérique est assujettie en rapport avec la vente des Actions et les autres opérations prévues aux présentes.

3.1.5                     Absence de consentement. Aucune Approbation gouvernementale ni aucun dépôt auprès de celle-ci n’est requis de la part de CDP Capital d’Amérique relativement à la signature des présentes et à l’exécution des obligations qui y sont comprises.

3.1.6                     Résidence. CDP Capital d’Amérique n’est pas une non-résidente du Canada au sens de la LIR.

3.1.7                     Propriété des Actions. CDP Capital d’Amérique est la propriétaire véritable, absolue et inscrite des Actions, en vertu d’un titre de propriété clair, absolu et libre de toute Charge lui permettant d’en disposer à sa guise, de les transférer et d’en effectuer la délivrance aux Acheteurs conformément aux modalités de la présente Convention, sous réserve des modalités de la Convention entre actionnaires. À la Clôture ou à la Date de paiement du solde QMI, le cas échéant et selon ce qui est prévu à l’Article 6 des présentes, CDP Capital d’Amérique transférera à QMI tous ses droits dans les Actions QMI, libres de toute Charge. À la Date de paiement QI, CDP Capital d’Amérique transférera à QI tous ses droits dans les Actions QI, libres de toute Charge.

3.1.8                     Options. Il n’existe :

(i)                                     aucun contrat, autre que la présente Convention et la Convention entre actionnaires, qui accorde à une Personne le droit d’acheter ou d’acquérir de toute autre façon les Actions;

(ii)                                  autre que la Convention entre actionnaires, aucune convention de vote ou de mise en commun ni aucune procuration se rapportant aux Actions.

3.1.9                     Litiges. Il n’y a aucun litige, poursuite, action, réclamation ou autre procédure judiciaire de quelque nature en cours par CDP Capital d’Amérique, contre CDP Capital d’Amérique ou impliquant directement ou indirectement CDP Capital d’Amérique qui, suivant une résolution défavorable à celle-ci, pourrait avoir pour effet de limiter ou d’empêcher la vente des Actions par CDP Capital d’Amérique aux Acheteurs, libres de toute Charge; il n’existe aucune ordonnance, directive, décision, injonction, décret ou jugement contre CDP Capital d’Amérique pouvant avoir pour effet de limiter ou d’empêcher la vente des Actions par celle-ci aux Acheteurs, libres de toute Charge.

3.1.10              Documentation. CDP Capital d’Amérique signera, livrera ou aidera QI à remplir toute la documentation que les Lois canadiennes en valeurs mobilières applicables peuvent prescrire afin de permettre l’émission des Débentures convertibles aux conditions énoncées aux présentes.

3.1.11              Aucun démarchage. CDP Capital d’Amérique reconnaît qu’à sa connaissance, l’émission des Débentures convertibles en faveur de CDP Capital d’Amérique ne résulte pas d’un démarchage général ou d’une publicité générale, incluant des annonces, des articles, des avis ou autres communications publiés dans tout journal, magazine ou média similaire ou diffusés à la radio ou la télévision ou un séminaire ou une réunion dont les participants ont été invités par voie de démarchage général ou publicité générale.

3.1.12              Institution financière déterminée. CDP Capital d’Amérique n’est pas une institution financière déterminée aux fins de la LIR.

3.1.13              Investisseur qualifié. CDP Capital d’Amérique : i) acquiert les Débentures convertibles (incluant les Actions sous-jacentes) pour son propre compte; et ii) est un investisseur qualifié au sens du paragraphe t) de la définition d’« investisseur qualifié » de l’article 1.1 du Règlement 45-106.

3.1.14              Propriété de Titres. En utilisant l’information fournie au sous-paragraphe 3.3.3 de la présente Convention, CDP Capital d’Amérique n’a pas la propriété véritable de titres ni n’exerce d’emprise sur de tels titres, directement ou indirectement, lui assurant plus de 10% des droits de vote rattachés à l’ensemble des titres comportant droit de vote de QI en circulation, en appliquant les dispositions de l’article 1.6 du Règlement 61-101 sur les mesures de protection des porteurs minoritaires lors d’opérations particulières et de l’article 1.8 du Règlement 62-104 sur les offres publiques d’achat et de rachat.

3.2                               Déclarations et garanties de QMI

QMI déclare et garantit à CDP Capital d’Amérique ce qui suit à la signature de la présente Convention, à la Date de clôture ou à tout autre moment indiqué expressément selon le cas, et reconnait que toutes et chacune des déclarations et garanties données ci-après constituent pour CDP Capital d’Amérique un élément essentiel l’ayant incité à conclure la présente Convention et sans lequel elle n’aurait pas conclu celle-ci ou n’aurait pas convenu de vendre les Actions :

3.2.1                     Statut corporatif. QMI est une société constituée et organisée et existe valablement aux termes de la LSAQ.

3.2.2                     Capacité et exécution des obligations. QMI a le pouvoir, l’autorité et la capacité requis pour conclure la présente Convention, s’acquitter de ses obligations aux termes des présentes et exécuter les opérations qui y sont envisagées. Toutes les procédures et approbations corporatives requises ont été remplies ou obtenues afin de permettre à QMI de signer la présente Convention et afin de permettre l’acquittement par QMI de ses obligations qui s’y retrouvent.

3.2.3                     Validité de la Convention. La présente Convention a été dûment signée et constitue une obligation exécutoire, valide et légale de QMI qui lui est opposable conformément à ses modalités (sous réserve de la législation d’application générale applicable, notamment en matière de faillite, d’insolvabilité et de restructuration, limitant en général l’exécution des droits des créanciers et sous réserve du fait que l’exécution en nature est un recours en équité pouvant être exercé uniquement à la discrétion d’un tribunal).

3.2.4                     Absence de contravention. La présente Convention et les actes que requière sa mise à exécution ne contreviennent pas aux dispositions de la LSAQ (incluant pour plus de certitude les articles 95 et 96 de la LSAQ) et des documents constitutifs ou des règlements de QMI ou à toute convention écrite ou verbale à laquelle QMI est partie en rapport avec l’achat des Actions QMI ou aux Lois de tout territoire auquel QMI est assujettie en rapport avec l’achat des Actions QMI.

3.2.5                     Absence de consentement. Aucune Approbation gouvernementale, ni aucune approbation ou consentement d’une tierce partie, ni aucun dépôt auprès de celles-ci n’est requis de la part de QMI relativement à la signature des présentes et à l’exécution des obligations qui y sont comprises ou celles qui sont comprises dans tout contrat ou document accessoire, sauf pour le dépôt de rapports sur formulaire 6 K fournis à la Securities and Exchange Commission des États-Unis et de dépôts d’avis postérieurement à la Clôture.

3.2.6                     Aucune poursuite judiciaire. Il n’y a aucune poursuite judiciaire en instance ou, à la connaissance de QMI, imminente ni aucune circonstance qui pourrait vraisemblablement donner lieu à une telle poursuite, dans chaque cas de nature à entraver d’une manière quelconque l’achat des Actions QMI ou le paiement du Prix de vente QMI ou encore la conclusion de l’une des opérations prévues dans la présente Convention.

3.2.7                     Aucune commission. QMI n’a convenu de payer à quiconque quelque commission, frais de courtage, honoraires de démarcheur ou tout autre paiement semblable relativement à l’achat des Actions QMI aux termes de la présente Convention ou relativement à toute autre transaction prévue aux présentes.

3.3                               Déclarations et garanties de QI

QI déclare et garantit à CDP Capital d’Amérique ce qui suit (i) à la signature de la présente Convention, (ii) dans la mesure où le placement des Débentures convertibles à CDP Capital d’Amérique a lieu selon les modalités et conditions du sous-paragraphe 2.6.1 des présentes, à la Date de paiement QI, ou (iii) à tout autre moment indiqué expressément selon le cas, et reconnait que toutes et chacune des déclarations et garanties données ci-après constituent pour CDP Capital d’Amérique un élément essentiel l’ayant incité à conclure la présente Convention et sans lequel elle n’aurait pas conclu celle-ci ou n’aurait pas convenu de vendre les Actions :

3.3.1                     Statut corporatif. QI et chacune de ses Filiales importantes sont dûment constituées et organisées et existent valablement en vertu des Lois qui régissent leurs existences et ont le droit d’exercer leurs activités en vertu des Lois de chaque territoire dans lequel elles exercent leurs activités respectives.

3.3.2                     Capacité. QI et chacune de ses Filiales importantes ont le pouvoir, l’autorité et la capacité requis pour posséder, louer et exploiter leurs biens et actifs et pour exercer leurs activités telles qu’elles l’exercent actuellement.

3.3.3                     Capital-actions. Le capital-actions autorisé de QI est composé d’un nombre illimité d’actions catégorie A (droits de vote multiples) (les Actions catégorie A) et d’un nombre illimité d’actions catégorie B (comportant droit de vote) (les Actions catégorie B), et dont seulement 77 324 844 Actions catégorie A et 156 082 284 Actions catégorie B sont émises et en circulation comme entièrement libérées et non susceptibles d’appel subséquent en date du 30 avril 2018. En date du 30 avril 2018, il y avait 680 000 options d’achat d’actions de QI émises et en circulation permettant de souscrire à des Actions catégorie B ou de recevoir de QI un paiement en espèces ainsi que des débentures subordonnées non garanties convertibles 4,125% échéant en 2018 d’un capital global de 412 500 000 $.

3.3.4                     Défauts. Ni QI ni aucune de ses Filiales importantes ne viole ses documents constitutifs ni n’est en défaut en ce qui concerne l’exécution ou le respect d’une obligation, d’une convention, d’un engagement ou d’une condition importante figurant dans un contrat, une convention, un acte de fiducie, une hypothèque, un contrat de prêt, un billet, un bail ou une autre convention ou un autre instrument auquel elle est partie ou qui la lie ou lie ses biens, sauf pour tout défaut qui n’a pas un Effet défavorable important pour QI.

3.3.5                     Filiales importantes. Sauf (i) tel qu’il est divulgué dans les Documents d’information continue ou (ii) à l’égard des Charges consenties ou permises en vertu des conventions de crédit de QI et/ou de ses Filiales, la totalité des actions ou autres titres de participation que détient QI dans ses Filiales importantes sont libres et quittes de toute Charge. Aucune Personne n’a quelque entente ou option, ou droit ou privilège (de préemption ou contractuel) pouvant devenir une convention ou une option pour l’émission d’actions ou d’autres titres de QI ou de QMI, sauf dans le cadre de la Convention entre actionnaires, en vertu de la convention de fiducie de QI en date du 11 octobre 2012, tel que modifié en date du 26 avril 2013, et des régimes de rémunération ou d’autres régimes similaires visant l’achat d’actions ou d’autres titres de QI ou de QMI divulgués dans les Documents d’information continue ou les États Financiers ou tel que prévu aux présentes.

3.3.6                     Restrictions d’opérations. Aucune ordonnance ni décision, ni aucun jugement portant cessation, interdiction ou restriction d’opérations sur les valeurs mobilières de QI n’a été rendu et est présentement en cours et, à la connaissance de QI, aucune procédure ni enquête en ce sens n’est en cours, envisagée ni imminente.

3.3.7                     Émetteur assujetti. QI est un émetteur assujetti ou a un statut équivalent en règle dans toutes les provinces du Canada en vertu des Lois canadiennes en valeurs mobilières et se conforme à tous égards importants à l’ensemble des obligations d’information continue applicables en vertu des Lois canadiennes en valeurs mobilières. QI n’est pas sur une liste de défaut d’une commission des valeurs mobilières ou l’équivalent d’une province du Canada.

3.3.8                     Documents d’information continue. Les renseignements et énoncés contenus dans les Documents d’information continue étaient véridiques et exacts à tous égards importants, et ne renfermaient aucune information fausse ou trompeuse et révélaient, de façon complète, véridique et claire, tout fait important relatif à QI et à ses Filiales, aux dates auxquelles les Documents d’information continue ont été préparés. Les Documents d’information continue étaient conformes à tous égards importants aux exigences des Lois canadiennes en valeurs mobilières aux dates auxquelles les Documents d’information continue ont été préparés et déposés. À la connaissance de QI, QI n’est pas visée par un examen d’un organisme de réglementation des valeurs mobilières relativement à ses Documents d’information continue.

3.3.9                     Aucun changement. Sauf tel qu’il est divulgué dans les Documents d’information continue, il n’est survenu aucun Changement défavorable important touchant QI depuis le 1er avril 2018.

3.3.10              Dépôts. Aucun document déposé de façon confidentielle auprès des autorités en valeurs mobilières ne demeure confidentiel à la date des présentes.

3.3.11              Inscription. Les Actions catégorie A et les Actions catégorie B de QI émises et en circulation sont inscrites et affichées à des fins de négociation à la TSX et QI respecte les règles et règlements de la TSX à tous égards importants.

3.3.12              Livres et registres. Les livres et registres corporatifs de QI et de ses Filiales importantes reflètent, sous leurs aspects essentiels, toutes les décisions de leurs administrateurs (y compris en leur qualité de membres de tout comité du conseil d’administration de QI) et actionnaires respectifs, et ne révèlent aucune illégalité ou irrégularité ayant un Effet défavorable important pour QI.

3.3.13              États financiers. Les états financiers consolidés audités de QI pour les exercices terminés les 31 décembre 2017 et 2016, ainsi que les notes et les rapports d’auditeur s’y rapportant, et les états financiers consolidés intermédiaires de QI pour les périodes de trois mois terminées les 31 mars 2018 et 2017, ainsi que les notes s’y rapportant (collectivement, les États financiers) (i) représentent fidèlement la situation financière, les résultats d’exploitation et les flux de trésorerie de QI et ses Filiales à leurs dates respectives et pour les périodes qui y sont indiquées, et (ii) ont été préparés conformément aux PCGR.

3.3.14              Opérations hors bilan. Sauf tel que spécifiquement divulgué aux États financiers, il n’y a pas d’opérations, d’arrangements, d’obligations (y compris des obligations conditionnelles) hors bilan ou avec une partie reliée ni d’autres relations d’importance de QI ou d’une de ses Filiales importantes avec des entités non consolidées ou d’autres Personnes susceptibles d’avoir un effet actuel ou futur important sur la situation financière, l’évolution de la situation financière, les résultats d’exploitation, les liquidités, les dépenses en immobilisations, les ressources en capital ou les éléments importants de revenus ou de dépenses de QI et de ses Filiales importantes, dans leur ensemble; il n’y a eu aucune dévaluation importante d’actifs approuvée par le conseil d’administration de QI qui n’a pas été divulguée.

3.3.15              Impôts. La totalité des taxes et impôts (y compris l’impôt sur le revenu, l’impôt ou taxe sur le capital, les charges sociales, les cotisations de l’employeur à l’assurance santé, les cotisations à l’indemnisation des accidents du travail, les impôts fonciers, les droits de douane et les droits de cession immobilière), des droits, des redevances, des prélèvements, des cotisations, des déductions, des charges ou retenues et de la totalité des obligations à cet égard, y compris toute pénalité et tout intérêt payable à cet égard exigibles et payables ou devant être perçus ou retenus et versés par QI et les Filiales importantes ont été payés, perçus ou retenus et versés, selon le cas, et la totalité des déclarations fiscales, paiements d’impôt et autres documents devant être produits par QI et les Filiales ont été produits auprès de toutes les Autorités gouvernementales compétentes, sauf dans le cas où le défaut de payer, de percevoir, de retenir, de verser ou de produire, selon le cas, n’entraînerait pas d’Effet défavorable important pour QI. Sauf pour les cotisations ou réclamations qui font l’objet d’une contestation menée de bonne foi et pour lesquelles une provision suffisante a été prise dans les états financiers de QI ou de la Filiale dont il s’agit, il n’existe aucune cotisation ou réclamation toujours pendante des autorités fiscales contre QI ou l’une ou l’autre de ses Filiales importantes en matière de taxes ou d’impôts ou à l’égard d’un autre type de prélèvement décrit au présent paragraphe qui, si elle n’était pas acquittée, entraînerait un Effet défavorable important pour QI.

3.3.16              Passif fiscal. Exception faite de ce qui est indiqué dans les Documents d’information continue, il n’y a pas de passif fiscal à l’égard des obligations de QI et de chacune de ses Filiales importantes relativement aux Lois fiscales applicables et qui a été, ou à la connaissance de QI, sera vraisemblablement réclamé à QI, à chacune de ses Filiales importantes ou à l’égard de ses biens ou actifs, exception faite des violations qui n’auraient pas d’Effet défavorable important pour QI.

3.3.17              Opérations sur dérivés. QI n’a connaissance d’aucun défaut ou de circonstances qui, avec la remise d’un avis ou de l’écoulement du temps (ou les deux) donneraient lieu à un défaut, par quelque contrepartie, à une opération sur dérivés conclue avec QI ou l’une de ses Filiales importantes qui pourraient raisonnablement avoir un Effet défavorable important pour QI.

3.3.18              Contrôles internes. QI a conçu ou fait concevoir : i) des contrôles et procédures de communication de l’information (CPCI) pour fournir l’assurance raisonnable que (a) l’information importante relative à QI et ses Filiales est communiquée aux dirigeants appropriés, en particulier pendant la période où les documents annuels sont établis et (b) l’information qui doit être présentée par QI dans ses documents annuels, ses documents intermédiaires ou d’autres rapports qu’elle dépose ou transmet en vertu des Lois canadiennes en valeurs mobilières est enregistrée, traitée, condensée et présentée dans les délais prescrits par ces lois et ne contient pas d’information fausse ou trompeuse ou n’omette de déclarer un fait important; et ii) le contrôle interne à l’égard de l’information financière (CIIF) pour fournir l’assurance raisonnable que l’information financière est fiable et que les états financiers ont été établis, aux fins de publication de l’information financière, conformément aux PCGR de QI; sous réserve que l’étendue des CPCI et du CIIF est limitée afin d’exclure des contrôles, politiques et procédures les entités et entreprises suivantes : (a) toute entité consolidée par intégration proportionnelle dans laquelle QI a une participation et (b) l’information financière sommaire concernant l’entité consolidée par intégration proportionnelle, de l’entité à détenteurs de droits variables ou de l’entreprise acquise par QI qui a été consolidée par intégration proportionnelle ou qui a été consolidée dans les états financiers de QI.

3.3.19              Charges hors du cours normal des activités. Sauf tel que divulgué dans les Documents d’information continue, depuis le 1er avril 2018 et à l’exception des transactions prévues aux présentes, ni QI ni aucune de ses Filiales importantes n’a engagé, pris en charge ou endossé quelque responsabilité, charge ou passif (absolu, exigible, éventuel ou autre) ni n’a conclu quelque opération qui, dans un cas ou dans l’autre, est ou dont on pourrait raisonnablement s’attendre à ce qu’elle soit importante pour QI et ses Filiales importantes, dans leur ensemble, et qui n’est pas dans le cours normal de leurs activités.

3.3.20              Actions et poursuites. Sauf tel que divulgué dans les Documents d’information continue, il n’y a pas d’action, de poursuite ou d’instance au nom de QI ou de l’une de ses Filiales importantes ou à leur encontre qui est en cours ou, à sa connaissance, est imminente visant ou touchant QI ou l’une de ses Filiales importantes, en droit ou en équité de la part de toute Personne ou auprès ou de la part d’un ministère, d’une commission, d’un conseil, d’un bureau, d’un intermédiaire fédéral, provincial, municipal ou gouvernemental national ou étranger ou de tout autre Autorité gouvernementale, et qui pourrait avoir un Effet défavorable important pour QI. QI n’est au courant d’aucune poursuite judiciaire en instance ou imminente ni d’aucune circonstance qui pourrait vraisemblablement donner lieu à une telle poursuite de nature à entraver d’une manière quelconque l’achat des Actions QI ou le paiement du Prix de vente QI ou encore la conclusion de l’une des opérations prévues dans la présente Convention, la Convention de fiducie et la Convention d’inscription QI, incluant l’émission et la livraison des Débentures convertibles et des Actions sous-jacentes.

3.3.21              Approbations gouvernementales. QI et chacune de ses Filiales importantes possèdent et respectent les Approbations gouvernementales nécessaires à la conduite de l’entreprise qu’elles exploitent actuellement, sauf les Approbations gouvernementales qui, dans l’éventualité où QI et chacune de ses Filiales importantes ne les possèdent ou respectent pas, n’auraient pas d’Effet défavorable important pour QI.

3.3.22              Titres. QI et chacune de ses Filiales détiennent à l’égard de tous les biens qui leur appartiennent un titre valable qui est dans chaque cas libre et quitte de toute Charge, à l’exception des Charges consenties ou permises en vertu des conventions de crédit de QI et/ou ses Filiales, de celles en faveur de QI et/ou ses Filiales, ou de celles qui n’auraient pas d’Effet défavorable important pour QI. La totalité des contrats de location et de sous-location qui sont importants pour l’entreprise de QI et de chacune de ses Filiales et en vertu desquels QI ou l’une de ses Filiales détient des biens sont pleinement en vigueur, exception faite (A) de ceux décrits dans les Documents d’information continue ou (B) de ceux qui, individuellement ou collectivement, (i) ne touchent pas de façon importante la valeur de tous ces biens et (ii) ne nuisent pas à l’utilisation que QI fait et se propose de faire de tous ces biens.

3.3.23              Propriété intellectuelle. QI et chacune de ses Filiales importantes détiennent ou possèdent, ou ont un droit d’utilisation des brevets, droits de brevet, licences, inventions, droits d’auteur, savoir-faire (y compris les secrets commerciaux et autres renseignements, systèmes ou procédures non brevetés et/ou exclusifs ou confidentiels non brevetables), marques de commerce, marques de service, dénominations commerciales ou autre propriété intellectuelle pertinents nécessaires à la poursuite de l’entreprise telle qu’elles l’exploitent actuellement, sauf si le défaut de détenir ou de posséder ce droit n’a ou n’aurait pas d’Effet défavorable important pour QI.

3.3.24              Respect des Lois. QI et chaque Filiale respectent les Lois applicables à leur égard ou à l’égard de quelque partie de leurs activités ou actifs respectifs, à l’exception de la non-conformité, des violations et des défauts dont, individuellement ou collectivement, on ne s’attendrait pas à ce qu’ils aient un Effet défavorable important pour QI.

3.3.25              Capacité et exécution des obligations. QI a le pouvoir, l’autorité et la capacité requis pour conclure la présente Convention et, à la Date de paiement QI, aura le pouvoir, l’autorité et la capacité requis pour conclure la Convention de fiducie et la Convention d’inscription QI, s’acquitter de ses obligations aux termes de ces ententes et exécuter les opérations qui y sont envisagées, incluant l’émission et la livraison des Débentures convertibles et des Actions sous-jacentes. Toutes les procédures et approbations corporatives requises ont été remplies ou obtenues afin de permettre à QI de signer la présente Convention, la Convention de fiducie et la Convention d’inscription QI et afin de permettre l’acquittement par QI de ses obligations qui s’y retrouvent.

3.3.26              Validité de la Convention. La présente Convention a été dûment signée et constitue une obligation exécutoire, valide et légale de QI qui lui est opposable conformément à ses modalités (sous réserve de la législation d’application générale applicable, notamment en matière de faillite, d’insolvabilité et de restructuration, limitant en général l’exécution des droits des créanciers et sous réserve du fait que l’exécution en nature est un recours en équité pouvant être exercé uniquement à la discrétion d’un tribunal).

3.3.27              Validité de la Convention de fiducie et de la Convention d’inscription QI. Le cas échéant, selon les modalités du paragraphe 2.6 des présentes, à la Date de paiement QI, chacune de la Convention de fiducie et de la Convention d’inscription QI sera dûment signée et constituera une obligation exécutoire, valide et légale de QI qui lui sera opposable conformément à ses conditions (sous réserve de la législation d’application générale applicable, notamment en matière de faillite, d’insolvabilité et de restructuration, limitant en général l’exécution des droits des créanciers et sous réserve du fait que l’exécution en nature est un recours en équité pouvant être exercé uniquement à la discrétion d’un tribunal).

3.3.28              Aucune commission. QI n’a convenu de payer à quiconque quelque commission, frais de courtage, honoraires de démarcheur ou tout autre paiement semblable relativement à l’achat des Actions QI, ou relativement à toute autre transaction prévue aux présentes.

3.3.29              Débentures convertibles. Sous réserve de l’approbation conditionnelle de la TSX, l’émission des Débentures convertibles (incluant les Actions sous-jacentes) conformément aux conditions de la présente Convention et de la Convention de fiducie, et sous réserve de la Convention d’inscription QI, a été autorisée par toutes les mesures nécessaires de QI et, sous réserve de l’approbation de la TSX, lors de la conversion des Débentures convertibles en Actions sous-jacentes conformément à la présente Convention et à la Convention de fiducie, les Actions sous-jacentes seront valablement émises et en circulation en tant qu’Actions catégorie B entièrement libérées et non susceptibles d’appel subséquent et libres de tous privilèges et de toutes Charges, et aucun actionnaire de QI ni aucune autre Personne ne dispose de droits de souscription à l’égard de l’émission d’autres Actions catégorie B de QI, sauf dans le cadre des débentures convertibles émises sous la convention de fiducie de QI, en date du 11 octobre 2012, tel que modifié en date du 26 avril 2013 et des régimes de rémunération ou d’autres régimes visant l’achat d’actions ou d’autres titres de QI divulgués dans les Documents d’information continue ou tel que prévu aux présentes.

3.3.30              Absence de consentement, contravention et Charge. La signature de la présente Convention, de la Convention de fiducie et de la Convention d’inscription QI, le respect des conditions prévues à ces ententes et la réalisation des opérations qui y sont envisagées, incluant sans limitation l’émission et la livraison des Débentures convertibles et des Actions sous-jacentes, le cas échéant :

(i)             ne nécessitent pas ni ne nécessiteront le consentement, l’approbation, le permis, l’autorisation ou le visa de quelque Autorité gouvernementale, bourse, commission de valeurs mobilières ou autre commission ou organisme de réglementation, ni quelque inscription ou dépôt auprès de l’un d’eux, sauf l’approbation de la TSX à l’égard des opérations prévues aux présentes, le dépôt de la présente Convention et le dépôt de déclarations aux termes des Lois canadiennes en valeurs mobilières, incluant, sans limitation, conformément au Règlement 45-106;

(ii)          n’entraînent pas ni n’entraîneront une violation ou un défaut, et ne créent pas ni ne créeront une situation de fait qui, après avis ou écoulement du temps ou les deux, entraînera une violation ou un défaut, et ne sont pas ni ne seront incompatibles quant à quelque disposition des statuts ou des règlements de QI ou de ses Filiales importantes ou quelque résolution des administrateurs de QI ou de l’une de ses Filiales importantes ou d’un comité de celles-ci ou de quelque acte, convention ou autre instrument auquel QI est partie ou qui la lie contractuellement; ou quant à quelque Loi applicable à QI, y compris, notamment, les Lois canadiennes en valeurs mobilières ou la LSAQ, ou à quelque jugement, décision, ordonnance, loi, règle ou règlement applicable à QI ou à l’une de ses Filiales importantes, dans la mesure où la Convention d’amendement à la Convention de crédit de QI soit signée à ou avant la Date de paiement QI, et sauf en ce qui concerne les contrats, Lois, jugements, décisions et ordonnances pour une violation ou un défaut qui n’auraient pas d’Effet défavorable important pour QI;

(iii)       ne donneront pas lieu à une Charge sur les biens ou les actifs dont QI ou l’une des Filiales importantes est propriétaire à la date des présentes ou dont elle fera l’acquisition après cette date ou à une Charge y ayant trait ou encore à l’avancement de l’échéance ou à l’échéance d’une dette ou d’autres passifs ou obligations aux termes d’un acte, d’une hypothèque, d’un bail, d’une convention ou d’un instrument qui lie QI ou l’une des Filiales importantes ou qui vise celles-ci ou un de leurs biens respectifs, sauf pour toute Charge, avancement ou échéance qui n’aurait pas d’Effet défavorable important pour QI.

ARTICLE 4

SURVIE DES ENGAGEMENTS, DÉCLARATIONS ET GARANTIES; INDEMNISATION

4.1                               Survie des déclarations et garanties

4.1.1                     Toutes les déclarations et garanties énoncées aux présentes continueront d’avoir plein effet et vigueur pour une période d’un (1) an à compter de la Date de clôture, et étant entendu que, en cas de fraude, les indemnités relatives aux déclarations et garanties demeureront en vigueur pour une période illimitée.

4.1.2                     Pour plus de certitude, les conventions et engagements respectifs de CDP Capital d’Amérique et de chacun des Acheteurs contenus dans les présentes ne sont pas limités dans le temps et survivront à la date des présentes et continueront d’avoir plein effet conformément à leurs modalités.

4.2                               Indemnisation

4.2.1                     CDP Capital d’Amérique s’engage à tenir chacun des Acheteurs indemne et à couvert de tout dommage, perte, engagement, obligations, réclamation, charge, frais, coût et dépense (incluant, entre autres choses, tous les frais raisonnables d’avocats et autres coûts et dépenses découlant de toute poursuite, action, réclamation ou autre procédure judiciaire) (collectivement, les Dommages) que cet Acheteur aura subi, supporté ou encouru du fait de :

a)                                     tout défaut à l’une quelconque des déclarations et garanties faites ou données par CDP Capital d’Amérique aux termes de la présente Convention; ou

b)                                     la non-exécution de toute obligation de CDP Capital d’Amérique aux termes de la présente Convention.

4.2.2                     Chacun des Acheteurs s’engage individuellement en son propre nom, et non collectivement ou solidairement, à tenir CDP Capital d’Amérique indemne et à couvert de tout Dommage que CDP Capital d’Amérique aura subi, supporté ou encouru du fait de :

a)                                     tout défaut à l’une quelconque des déclarations et garanties faites ou données par cet Acheteur aux termes de la présente Convention; ou

b)                                     la non-exécution de toute obligation de cet Acheteur aux termes de la présente Convention.

4.2.3                     Dans le cas de toute poursuite, action, réclamation ou demande d’un tiers qui, si elle s’avérait fondée, donnerait droit à une Partie (la Partie indemnisée) d’être indemnisée en vertu du présent article (une Réclamation d’un tiers), celle-ci devra aviser l’autre Partie qui est tenue d’indemniser en vertu du présent article (la Partie indemnisatrice) dans les 20 jours de la Réclamation d’un tiers et rendre dès lors disponible à la Partie indemnisatrice et à ses représentants autorisés l’information sur laquelle elle se fonde afin d’appuyer sa réclamation contre la Partie indemnisatrice. Si la Partie indemnisée omet d’aviser la Partie indemnisatrice et de rendre disponible cette information dans les 20 jours prescrits, cette omission n’empêchera pas la Partie indemnisée d’être indemnisée, sauf dans la mesure où ce délai aura causé préjudice à la défense, ou augmenté les coûts de la défense, pourvu que l’avis de la Réclamation d’un tiers ait été donné à la Partie indemnisatrice avant l’expiration de la période de survie applicable à la déclaration et garantie en cause, selon le cas.

4.2.4                     Sauf dans la mesure où la Réclamation d’un tiers est une injonction ou autre mesure de redressement pour laquelle le délai indiqué ci-après ne permet pas d’intervenir en temps opportun, la Partie indemnisatrice aura le droit de prendre en charge la défense de la Partie Indemnisée, ou de régler la Réclamation d’un tiers pourvu que cette prise en charge n’engage aucuns frais pour la Partie indemnisée et que la Partie indemnisatrice reconnaisse son obligation d’indemniser la Partie indemnisée conformément aux présentes. La Partie indemnisatrice avisera la Partie indemnisée dans les 30 jours de sa réception de l’avis de la Réclamation d’un tiers de sa décision de prendre en charge la défense ou de régler la Réclamation d’un tiers.

La Partie indemnisatrice préparera alors la défense ou le règlement de la Réclamation d’un tiers dans les meilleurs délais et à ses frais, y compris les honoraires payés à un conseiller juridique acceptable pour la Partie indemnisée, agissant de manière raisonnable. La Partie indemnisée fournira son entière collaboration à la Partie indemnisatrice et rendra disponible à la Partie indemnisatrice, tous renseignements, témoins ou documents sous son contrôle et posera tous les gestes qui seront nécessaires afin de procéder à la défense, selon l’avis des conseillers de la Partie indemnisatrice, le tout aux frais de la Partie indemnisatrice, sauf les frais encourus par la Partie indemnisée en relation avec le temps passé par ses employés ou ceux des personnes de son groupe (au sens de la LSAQ) à l’égard de cette collaboration. La Partie indemnisatrice tiendra la Partie indemnisée informée de tout aspect important relatif à une défense contre la Réclamation d’un tiers ou à un règlement de celle-ci et aura également le droit d’être consultée à l’égard des négociations, règlement ou défense contre toute Réclamation d’un tiers.

4.2.5                     Dans le cas où la Partie indemnisatrice ne prend pas en charge la défense, dans les 30 jours de sa réception de l’avis visé à l’alinéa 4.2.4, la Partie indemnisée pourra conclure tout règlement raisonnable quant à la Réclamation d’un tiers qui lui semble opportun et ce règlement ou la décision du tribunal de dernier recours quant à la Réclamation d’un tiers, le cas échéant, liera la Partie indemnisatrice.

4.2.6                     Une demande d’indemnisation à l’égard de toute question autre que celle reliée à une poursuite, action, réclamation ou demande d’un tiers, doit être faite par avis écrit par la Partie indemnisée à la Partie indemnisatrice et doit comporter les faits à la base de la demande d’indemnisation ainsi que le montant de l’indemnité réclamé. La Partie indemnisée devra rendre dès lors disponible à la Partie indemnisatrice et à ses représentants autorisés toute information sur laquelle elle se fonde afin d’appuyer sa réclamation. Dans les 30 jours suivant la réception d’une telle demande et de toute telle information, la Partie indemnisatrice est tenue de payer à la Partie indemnisée le montant de l’indemnité réclamée.

4.3                               Le montant de toute indemnité payable à CDP Capital d’Amérique par un Acheteur en vertu de cet Article 4 en raison d’un défaut à l’égard de l’une quelconque des déclarations et garanties faites ou données par cet Acheteur aux termes de la présente Convention ou de la non-exécution de toute obligation par un Acheteur aux terme de la présente Convention sera considéré comme une augmentation du prix de vente payable par cet Acheteur à CDP Capital d’Amérique (soit le Prix de vente QI ou le Prix de vente QMI, selon le cas). Le montant de toute indemnité payable à un Acheteur par CDP Capital d’Amérique en vertu de cet Article 4 en raison d’un défaut à l’égard de l’une quelconque des déclarations et garanties faites ou données par CDP Capital d’Amérique aux termes de la présente Convention ou de la non-exécution de toute obligation par CDP Capital d’Amérique aux terme de la présente Convention sera considéré comme une diminution du prix de vente payable par cet Acheteur à CDP Capital d’Amérique (soit le Prix de vente QI ou le Prix de vente QMI, selon le cas).

ARTICLE 5

CONDITIONS DE CLÔTURE

5.1                               Conditions préalables à la Clôture

5.1.1                     Conditions aux bénéfice de QMI. Les rachats et les ventes d’Actions QMI prévus aux présentes sont assujettis aux conditions énoncées ci-dessous au seul avantage de QMI, ces conditions devant être remplies et respectées au plus tard à la Date de clôture, QMI se réservant le droit de renoncer en tout ou en partie à chacune de ces conditions :

(i)                         toutes et chacune des déclarations et garanties de CDP Capital d’Amérique contenues à la présente Convention seront véridiques et exactes à la Date de clôture, si applicables, et elles auront la même valeur et le même effet que si elles étaient faites et données à cette date, et QMI devra avoir reçu à la Date de clôture un certificat de CDP Capital d’Amérique à cet effet, daté de la Date de clôture et dans une forme et teneur satisfaisantes à QMI, agissant de manière raisonnable;

(ii)                      CDP Capital d’Amérique devra avoir livré à QMI à la Date de clôture tous les autres Items de clôture de CDP Capital d’Amérique dans une forme et teneur satisfaisantes à QMI, agissant de manière raisonnable.

Si l’une ou l’autre des conditions prévues au présent sous-paragraphe 5.1.1 n’est pas remplie à ou avant la Date de clôture ou à toute autre date pouvant être convenue par écrit entre CDP Capital d’Amérique et QMI à la satisfaction de QMI, QMI pourra mettre fin à la présente Convention sur avis à CDP Capital d’Amérique et à QI et les Parties aux présentes seront libérées de leurs obligations en vertu des présentes, sans droit pour les Acheteurs de réclamer des dommages-intérêts, sauf en cas de défaut de CDP Capital d’Amérique.

QMI sera réputée avoir renoncé aux conditions prévues au présent sous-paragraphe 5.1.1 qui ne sont pas remplies à la Date de clôture et dont elle a connaissance à la Date de clôture, si elle procède néanmoins à cette séance de Clôture.

5.1.2                     Conditions au bénéfice de CDP Capital d’Amérique. Les rachats et les ventes d’Actions QMI prévus aux présentes sont assujettis aux conditions énoncées ci-dessous au seul avantage de CDP Capital d’Amérique, ces conditions devant être remplies et respectées au plus tard à la Date de clôture, CDP Capital d’Amérique se réservant le droit de renoncer en tout ou en partie à chacune de ces conditions :

(i)                         toutes et chacune des déclarations et garanties de QMI contenues à la présente Convention seront véridiques et exactes à la Date de clôture, si applicables, et elles auront la même valeur et le même effet que si elles étaient faites et données à cette date, et CDP Capital d’Amérique devra avoir reçu à la Date de clôture un certificat de QMI à cet effet, daté de la Date de clôture et dans une forme et teneur satisfaisantes à CDP Capital d’Amérique, agissant de manière raisonnable;

(ii)                      QMI devra avoir livré à CDP Capital d’Amérique à la Date de clôture tous les autres Items de clôture des Acheteurs qui la concernent dans une forme et teneur satisfaisantes à CDP Capital d’Amérique, agissant de manière raisonnable.

Si l’une ou l’autre des conditions prévues au présent sous-paragraphe 5.1.2 n’est pas remplie à ou avant la Date de clôture ou à toute autre date pouvant être convenue par écrit entre CDP Capital d’Amérique et QMI à la satisfaction de CDP Capital d’Amérique, CDP Capital d’Amérique pourra mettre fin à la présente Convention sur avis aux Acheteurs et les Parties aux présentes seront libérées de leurs obligations en vertu des présentes, sans droit pour CDP Capital d’Amérique de réclamer des dommages-intérêts, sauf en cas de défaut de QMI.

CDP Capital d’Amérique est réputée avoir renoncé aux conditions prévues au présent sous-paragraphe 5.1.2 qui ne sont pas remplies à la Date de clôture et dont elle a connaissance à la Date de clôture, si elle procède néanmoins à cette séance de Clôture.

5.2                               Conditions préalables à la Date de paiement du solde QMI et la Date de paiement QI

5.2.1                     Le rachat et la vente des 5 632 906,47 actions ordinaires de QMI à la Date de paiement du solde QMI prévus aux présentes sont assujettis aux conditions énoncées ci-dessous au seul avantage de QMI, ces conditions devant être remplies et respectées au plus tard à la Date de paiement du solde QMI, QMI se réservant le droit de renoncer en tout ou en partie à chacune de ces conditions :

(i)                         toutes et chacune des déclarations et garanties de CDP Capital d’Amérique contenues à la présente Convention seront véridiques et exactes à la Date de paiement du solde QMI, si applicables, et elles auront la même valeur et le même effet que si elles étaient faites et données à cette date, et QMI devra avoir reçu à la Date de paiement du solde QMI un certificat de CDP Capital d’Amérique à cet effet, daté de la Date de paiement du solde QMI et dans une forme et teneur satisfaisantes à QMI, agissant de manière raisonnable;

(ii)                      CDP Capital d’Amérique devra avoir livré à QMI à la Date de paiement du solde QMI tous les autres Items de clôture de CDP Capital d’Amérique non préalablement livrés à la Date de clôture dans une forme et teneur satisfaisantes à QMI, agissant de manière raisonnable.

5.2.2                     Le rachat et la vente des 5 632 906,47 actions ordinaires de QMI à la Date de paiement du solde QMI prévus aux présentes sont assujettis aux conditions énoncées ci-dessous au seul avantage de CDP Capital d’Amérique, ces conditions devant être remplies et respectées au plus tard à la Date de paiement du solde QMI, CDP Capital d’Amérique se réservant le droit de renoncer en tout ou en partie à chacune de ces conditions :

(i)                         QMI devra avoir livré à CDP Capital d’Amérique à la Date de paiement du solde QMI tous les autres Items de clôture des Acheteurs qui la concernent non préalablement livrés à la Date de clôture dans une forme et teneur satisfaisantes à CDP Capital d’Amérique, agissant de manière raisonnable.

5.2.3                     L’achat et la vente des 1 564 696,24 actions ordinaires de QMI à la Date de paiement QI prévus aux présentes sont assujettis aux conditions énoncées ci-dessous au seul avantage de QI, ces conditions devant être remplies et respectées au plus tard à la Date de paiement QI, QI se réservant le droit de renoncer en tout ou en partie à chacune de ces conditions :

(i)                         toutes et chacune des déclarations et garanties de CDP Capital d’Amérique contenues à la présente Convention seront véridiques et exactes à la Date de paiement QI, si applicables, et elles auront la même valeur et le même effet que si elles étaient faites et données à cette date, et QI devra avoir reçu à la Date de paiement QI un certificat de CDP Capital d’Amérique à cet effet, daté de la Date de paiement QI et dans une forme et teneur satisfaisantes à QI, agissant de manière raisonnable;

(ii)                      CDP Capital d’Amérique devra avoir livré à QI à la Date de paiement QI tous les autres Items de clôture de CDP Capital d’Amérique dans une forme et teneur satisfaisantes à QI, agissant de manière raisonnable.

5.2.4                     L’achat et la vente des 1 564 696,24 actions ordinaires de QMI à la Date de paiement QI prévus aux présentes sont assujettis aux conditions énoncées ci-dessous au seul avantage de CDP Capital d’Amérique, ces conditions devant être remplies et respectées au plus tard à la Date de paiement QI, CDP Capital d’Amérique se réservant le droit de renoncer en tout ou en partie à chacune de ces conditions :

(i)                         seulement dans la mesure où le placement des Débentures convertibles à CDP Capital d’Amérique a lieu selon les modalités et conditions du sous-paragraphe 2.6.1 des présentes, toutes et chacune des déclarations et garanties de QI contenues à la présente Convention seront véridiques et exactes à la Date de paiement QI, si applicables, et elles auront la même valeur et le même effet que si elles étaient faites et données à cette date, et CDP Capital d’Amérique devra avoir reçu à la Date de paiement QI un certificat de QI à cet effet, daté de la Date de paiement QI et dans une forme et teneur satisfaisantes à CDP Capital d’Amérique, agissant de manière raisonnable;

(ii)                      QI devra avoir livré à CDP Capital d’Amérique à la Date de paiement QI tous les autres Items de clôture des Acheteurs qui la concernent non préalablement livrés à la Date de clôture dans une forme et teneur satisfaisantes à CDP Capital d’Amérique, agissant de manière raisonnable.

5.2.5                     Les dispositions des sous-paragraphes 5.1.1 et 5.1.2 des présentes non contenues au paragraphe 5.2 des présentes s’appliqueront à la Date de paiement du solde QMI et la Date de paiement QI, selon le cas, au bénéfice de QMI, QI et CDP Capital d’Amérique, en y faisant les adaptations nécessaires selon le contexte. Sans limiter la portée de ce qui précède, les Parties reconnaissent et acceptent d’exercer les droits conférés par le paragraphe 5.2 des présentes de manière raisonnable de manière à compléter les transactions prévues aux présentes.

ARTICLE 6

CLÔTURE

6.1                               Clôture

La Clôture aura lieu à la Date de clôture, au bureau de Montréal de Norton Rose Fulbright Canada S.E.N.C.R.L., s.r.l. À cette séance de Clôture :

6.1.1                     QMI paiera à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) le montant de 1 000 000 000 $ en espèces par virement bancaire selon le sous-paragraphe 2.3.1.1 des présentes;

6.1.2                     CDP Capital d’Amérique remettra aux Acheteurs le ou les certificats d’actions représentant les Actions dûment endossés pour transfert ou annulation et tous les contrats, conventions, consentements, attestations, avis et autres documents que CDP Capital d’Amérique est tenue par les présentes de livrer aux Acheteurs, au plus tard à la Date de clôture et que les Acheteurs n’auront pas reçu auparavant (les Items de clôture de CDP Capital d’Amérique);

6.1.3                     QMI remettra à CDP Capital d’Amérique deux certificats d’actions représentant 1 564 696,24 et 5 632 906,47 actions ordinaires de QMI, respectivement, pour un total de 7 197 602,71 actions ordinaires de QMI;

6.1.4                     les Acheteurs remettront à CDP Capital d’Amérique tous les contrats, conventions, consentements, attestations, avis et autres documents que les Acheteurs sont  tenus par les présentes de livrer à CDP Capital d’Amérique, au plus tard à la Date de clôture et que CDP Capital d’Amérique n’aura pas reçu auparavant (les Items de clôture des Acheteurs).

Au cours de cette séance de Clôture, les Parties aux présentes, de même que leurs conseillers juridiques respectifs et toutes autres personnes concernées, signeront et livreront tous les documents requis de leur part pour donner effet aux transactions prévues à la Clôture à la présente Convention.

6.2                               Paiement du solde du Prix de vente QMI

Le paiement du solde du Prix de vente QMI aura lieu à la Date de paiement du solde QMI, au bureau de Montréal de Norton Rose Fulbright Canada S.E.N.C.R.L., s.r.l. À cette séance de paiement :

6.2.1                     QMI paiera à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) le solde du Prix de vente QMI de 540 000 000 $ en espèces par virement bancaire selon le sous-paragraphe 2.3.1.2 des présentes;

6.2.2                     CDP Capital d’Amérique remettra à QMI le certificat d’actions représentant 5 632 906,47 actions ordinaires de QMI, dûment endossé pour annulation;

6.2.3                     CDP Capital d’Amérique remettra à QMI tous les contrats, conventions, consentements, attestations, avis et autres documents que CDP Capital d’Amérique est tenue par les présentes de livrer à QMI, au plus tard à la Date de paiement du solde QMI et que QMI n’aura pas reçu auparavant;

6.2.4                     QMI remettra à CDP Capital d’Amérique tous les contrats, conventions, consentements, attestations, avis et autres documents que QMI est tenue par les présentes de livrer à

CDP Capital d’Amérique, au plus tard à la Date de paiement du solde QMI et que CDP Capital d’Amérique n’aura pas reçu auparavant.

6.3                               Paiement du Prix de vente QI

Le paiement du Prix de vente QI aura lieu à la Date de paiement QI, au bureau de Montréal de Norton Rose Fulbright Canada S.E.N.C.R.L., s.r.l. À cette séance de paiement :

6.3.1                     QI (i) remettra à CDP Capital d’Amérique le certificat représentant les Débentures convertibles selon le sous-paragraphe 2.6.1 des présentes, ou, selon le cas, (ii) paiera à CDP Capital d’Amérique (ou toute autre entité désignée par celle-ci) la somme globale de 140 000 000 $ en espèces par virement bancaire selon le sous-paragraphe 2.6.2 des présentes;

6.3.2                     CDP Capital d’Amérique remettra à QI le certificat d’actions représentant 1 564 696,24 actions ordinaires de QMI, dûment endossé pour transfert;

6.3.3                     CDP Capital d’Amérique remettra à QI la Convention d’inscription QI, la Convention de fiducie et tous les contrats, conventions, consentements, attestations, avis et autres documents que CDP Capital d’Amérique est tenue par les présentes de livrer à QI, au plus tard à la Date de paiement QI et que QI n’aura pas reçu auparavant;

6.3.4                     QI remettra à CDP Capital d’Amérique la Convention d’inscription QI, la Convention de fiducie et tous les contrats, conventions, consentements, attestations, avis et autres documents que QI est tenue par les présentes de livrer à CDP Capital d’Amérique, au plus tard à la Date de paiement QI et que CDP Capital d’Amérique n’aura pas reçu auparavant.

6.4                               Acte de résiliation de la Convention entre actionnaires

À la dernière des dates suivantes : (i) la Date de paiement du solde QMI, et (ii) la Date de paiement QI :

6.4.1                     CDP Capital d’Amérique doit livrer aux Acheteurs un acte de résiliation de la Convention entre actionnaires signé par CDP Capital d’Amérique, dans une forme et teneur satisfaisantes aux Acheteurs, agissant de manière raisonnable;

6.4.2                     les Acheteurs doivent livrer à CDP Capital d’Amérique un acte de résiliation de la Convention entre actionnaires signer par les Acheteurs et leurs filiales pertinentes, dans une forme et teneur satisfaisantes à CDP Capital d’Amérique, agissant de manière raisonnable.

ARTICLE 7

AVIS

Tout avis requis ou permis en vertu des présentes doit être communiqué par écrit et est réputé avoir été suffisamment et valablement donné s’il est livré de main à main à son destinataire ou (s’il n’y a pas d’interruption du service postal au Canada) mis à la poste, sous pli recommandé ou certifié et affranchi adressé comme suit ou transmis par télécopieur au numéro indiqué ci-après (pourvu dans ce dernier cas que l’original soit par la suite rapidement livré à son destinataire de main à main ou par la poste) ou transmis par courrier électronique :

7.1                               à CDP Capital d’Amérique :

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

a/s CDP Capital d’Amérique Investissements inc.

Édifice Jacques-Parizeau

1000, Place Jean-Paul Riopelle

Montréal (Québec) H2Z 2B3

À l’attention de Kim Thomassin, Christian Dubé et Justin Méthot

Numéro de télécopieur : (514) 281-5203

Courriers électroniques : kthomassin@cdpq.com, cdube@cdpq.com et jmethot@cdpq.com

Avec copie (laquelle ne constituera pas un avis) à :

Davies Ward Phillips & Vineberg S.E.N.C.R.L., s.r.l.

1501, avenue McGill College

26e étage

Montréal (Québec) H3A 3N9

À l’attention d’Olivier Désilets et Nicolas Morin

Courriers électroniques : odesilets@dwpv.com et nmorin@dwpv.com

 Numéro de télécopieur : (514) 841-6499

7.2                               à QMI :

612, rue Saint-Jacques

18e étage

Montréal (Québec) H3C 4M8

À l’attention du Vice-président principal et Chef de la direction financière et du Vice-président principal, Chef des affaires juridiques et publiques et secrétaire corporatif

Numéro de télécopieur : (514) 985-8834

Courriers électroniques : JFP@quebecor.com et Marc.tremblay@quebecor.com

Avec copie (laquelle ne constituera pas un avis) à :

Norton Rose Fulbright Canada S.E.N.C.R.L., s.r.l.

1, Place Ville Marie

Bureau 2500

Montréal (Québec) H3B 1R1

À l’attention d’Amélie Métivier

Courrier électronique : amelie.metivier@nortonrosefulbright.com

 Numéro de télécopieur : (514) 286-5474

7.3                               à QI :

612, rue Saint-Jacques

18e étage

Montréal (Québec) H3C 4M8

À l’attention du Vice-président principal et Chef de la direction financière et du Vice-président principal, Chef des affaires juridiques et publiques et secrétaire corporatif

Numéro de télécopieur : (514) 985-8834

Courriers électroniques : JFP@quebecor.com et Marc.tremblay@quebecor.com

Avec copie (laquelle ne constituera pas un avis) à :

Norton Rose Fulbright Canada S.E.N.C.R.L., s.r.l.

1, Place Ville Marie

Bureau 2500

Montréal (Québec) H3B 1R1

À l’attention d’Amélie Métivier

Courrier électronique : amelie.metivier@nortonrosefulbright.com

Numéro de télécopieur : (514) 286-5474

ou, quant à chaque Partie, à toute autre adresse ou autre numéro de télécopieur qui peut être désigné par cette Partie dans un avis écrit remis à toutes les Parties aux présentes conformément au présent paragraphe.

Si l’avis est donné par courrier recommandé ou certifié, il sera réputé avoir été reçu trois Jours ouvrables après la date de mise à la poste. Dans le cas de livraison ou de remise en main propre, cet avis sera réputé avoir été reçu le jour même si livré avant 14h00 à défaut de quoi il sera réputé reçu le Jour ouvrable suivant. Dans le cas de la transmission par télécopieur ou courrier électronique, cet avis sera réputé avoir été reçu le premier Jour ouvrable suivant sa transmission.

ARTICLE 8

DISPOSITIONS DIVERSES

8.1                               Confidentialité

Sous réserve de ce qui est prévu ci-dessous, les Parties s’engagent à garder les modalités des présentes confidentielles et aucune des Parties ne pourra divulguer ces renseignements à quiconque, à l’exception de ses représentants et conseillers qu’elle retiendra à l’occasion (qui devront être instruits de conserver la confidentialité de cette information), sans le consentement écrit préalable des autres Parties qui ne pourra être retenu sans motif raisonnable, sous réserve de l’annonce publique de la conclusion de la présente Convention en la forme prévue au projet de communiqué de presse joint à l’Annexe A de la présente Convention, et sous réserve des Lois applicables, de toute obligation de divulgation en vertu de toute ordonnance d’une Autorité gouvernementale canadienne ou autre et de toute divulgation devant un tribunal ou une cour dans le cadre de toute procédure visant à déterminer ou faire reconnaître les droits d’une Partie en vertu de la présente Convention. Dans l’éventualité d’une divulgation exigée par la Loi ou toute ordonnance d’une telle Autorité gouvernementale, la Partie devant compléter la divulgation avisera les autres Parties préalablement, dans la mesure où il lui est possible de le faire, afin de permettre à celles-ci de faire valoir tout droit qu’elles auraient de prévenir une telle divulgation.

8.2                               Certaines questions fiscales

Les Parties conviennent de préparer et produire leurs déclarations de revenu respectives et tout autre formulaire requis par la Loi de manière à refléter les transactions intervenues entre elles conformément à la présente Convention et aux autres conventions qui s’y rapportent.

8.3                               Bénéfice

La présente Convention lie les Parties aux présentes ainsi que leurs représentants légaux, successeurs et ayants droit.

8.4                               Effet de la Convention

La présente Convention constitue l’entente complète entre les Parties quant aux matières qui y sont traitées et remplace toute autre convention antérieure, verbale ou écrite, entre elles relativement à l’objet de la présente Convention. Sans limiter la portée de ce qui précède, les Parties conviennent que certaines modalités et conditions de la présente Convention seront complétées par la Convention de fiducie, le ou les certificats de Débentures convertibles et la Convention d’inscription QI.

8.5                               Renonciation implicite

Le fait qu’une Partie n’ait pas insisté sur la pleine exécution de l’un quelconque des engagements contenus dans la présente Convention ou n’ait pas exercé l’un quelconque de ses droits en vertu des présentes ne doit pas être considéré comme une renonciation pour l’avenir à la pleine exécution de cet engagement ou à l’exercice de ce droit. À l’exception de toute renonciation à toute condition de Clôture conformément aux sous-paragraphes 5.1.1 et 5.1.2 des présentes, aucune renonciation par l’une des Parties à l’un quelconque de ses droits n’est effective à moins qu’elle ne soit faite par écrit et cette renonciation n’est imputable qu’aux droits et circonstances qui y sont expressément visés.

8.6                               Cession

Aucune Partie ne peut céder la présente Convention ni aucun avantage ou obligation découlant de celle-ci, en tout ou en partie, sans le consentement écrit préalable de toutes les Parties aux présentes. Nonobstant ce qui précède, (i) CDP Capital d’Amérique pourra céder ou autrement transférer les droits qui lui sont conférés par la présente Convention à la Caisse de dépôt et placement du Québec ou à toute Filiale détenue en propriété exclusive par celle-ci et (ii) chacun des Acheteurs pourra céder ou autrement transférer les droits qui lui sont conférés par la présente Convention à une entité survivante à la suite de la réorganisation de ses activités à l’occasion d’une vente, d’une fusion ou d’une acquisition de la totalité ou d’une partie substantielle de ses biens.

8.7                               Recours exclusifs

CDP Capital d’Amérique reconnait et convient qu’en cas de défaut aux termes des Débentures convertibles, le cas échéant (y compris un défaut de payer tout montant dû aux termes des Débentures convertibles), les recours prévus à la Convention de fiducie seront les seuls et exclusifs recours de CDP Capital d’Amérique à ce titre.

8.8                               Dépenses et frais

Sauf si expressément prévu au contraire dans la présente Convention, chaque Partie assumera ses propres dépenses et frais (y compris, sans restriction, les honoraires et déboursés des conseillers juridiques, comptables, financiers et autres conseillers retenus par chaque telle Partie) se rapportant aux transactions prévue dans la présente Convention et à l’exécution de ce qui y est prévu.

8.9                               Coopération

CDP Capital d’Amérique s’engage à remettre aux Acheteurs, dans un délai raisonnable de la demande d’un Acheteur à cet effet, agissant de manière raisonnable, tout document relatif aux Actions, aux biens et aux affaires de QMI ou de ses Filiales qui n’aurait pas été remis à la date des présentes. De plus, de temps à autre et sans autre formalité, à la demande et aux frais de l’autre, chacun de CDP Capital d’Amérique et des Acheteurs signera et remettra tout autre document et prendra toute autre mesure qu’une autre Partie pourra raisonnablement requérir afin d’exécuter ou compléter les opérations et de mieux régler toutes questions prévues aux présentes.

8.10                        Exemplaires

La présente Convention peut être signée par les Parties aux présentes en plusieurs exemplaires dont chacun, lorsqu’il est ainsi signé et livré, est un original; toutefois, tous ces exemplaires ne constituent qu’un seul et unique instrument.

(La page de signatures suit.)

EN FOI DE QUOI, les Parties ont signé à la date et lieu indiqués au début des présentes.

CDP CAPITAL D’AMÉRIQUE INVESTISSEMENTS INC.

par :	/s/ Christian Dubé
Christian Dubé Premier vice-président, Québec

par :	/s/ Justin Méthot
Justin Méthot Vice-président, Grandes entreprises, Québec

QUÉBECOR MÉDIA INC.

par :	/s/ Jean-François Pruneau
Jean-François Pruneau Vice-président principal et Chef de la direction financière

par :	/s/ Marc M. Tremblay
Marc M. Tremblay Vice-président principal, Chef des affaires juridiques et publiques et secrétaire corporatif

QUÉBECOR INC.

par :	/s/ Jean-François Pruneau
Jean-François Pruneau Vice-président principal et Chef de la direction financière

par :	/s/ Marc M. Tremblay
Marc M. Tremblay Vice-président principal, Chef des affaires juridiques et publiques et secrétaire corporatif

ANNEXE A
PROJET DE COMMUNIQUÉ DE PRESSE

Voir ci-joint.

COMMUNIQUÉ DE PRESSE

Pour diffusion immédiate

Québecor et la Caisse de dépôt et placement du Québec

s’entendent sur le rachat de la participation de la Caisse dans Québecor Média

Montréal, le 8 mai 2018 — Québecor inc. (« Québecor ») est heureuse d’annoncer qu’elle a conclu une entente (l’« Entente ») avec Québecor Média inc. (« Québecor Média ») et la Caisse de dépôt et placement du Québec (la « Caisse ») en vue de racheter la totalité du capital-actions de Québecor Média encore détenu par la Caisse. L’Entente prévoit que Québecor et Québecor Média achètent ainsi 17 628 911 actions représentant une participation de 18,47 % dans Québecor Média, dont la valeur convenue entre les parties est de 1,690 milliard de dollars.

Cette Entente complète le processus annoncé en octobre 2012 (et poursuivi en septembre 2015 et en juillet 2017), dans le cadre du plan d’achat des actions de Québecor Média détenues par la Caisse introduit par Québecor, conformément à son objectif précédemment communiqué de détenir à terme toutes les actions de Québecor Média.

« Grâce à son profil financier actuellement très favorable et aux liquidités importantes en sa possession, Québecor est aujourd’hui en mesure de s’engager à compléter le rachat du capital-actions de Québecor Média amorcé en 2012. En gagnant accès à 100 % des flux monétaires qu’elle génère, Québecor sera désormais mieux outillée pour saisir les opportunités d’affaires qui se présenteront. Ultimement, ces transactions nous permettront de contrôler entièrement notre destinée », a affirmé Pierre Karl Péladeau, président et chef de la direction de Québecor.

« Aujourd’hui, le rachat complet des actions reflète bien la solidité financière de Québecor et permet à la Caisse de réallouer ce capital dans de nouvelles occasions d’investissement dans des entreprises québécoises. La débenture convertible permet à la Caisse de maintenir une participation dans l’entreprise, tout en procurant à Québecor une flexibilité financière accrue pour poursuivre son plan de croissance. Enfin, le partenariat de longue date développé avec Québecor nous permettra certainement, à l’avenir, d’explorer avec l’entreprise de nouveaux projets ou occasions d’investissement », a pour sa part déclaré Michael Sabia, président et chef de la direction de la Caisse.

« Québecor a toujours été très fière, dans la foulée d’investissements précédents couronnés de succès comme la création d’Imprimeries Québecor en 1989, d’être un partenaire de la Caisse. En s’accompagnant mutuellement dans la création de Québecor Média, nous avons créé un groupe québécois d’envergure devenu un leader dans les domaines des télécommunications, du divertissement, des médias d’information et de la culture. Ce faisant, nous avons permis aux Québécois de garder la mainmise sur leurs leviers technologiques et culturels, tout en créant d’importantes retombées pour l’ensemble de notre collectivité », a ajouté Pierre Karl Péladeau.

Au nombre de ces retombées, il faut notamment retenir les plus de 4 000 emplois créés chez Vidéotron depuis 15 ans, ainsi que les quelque 2 milliards investis dans le sans-fil afin d’offrir davantage de choix et de meilleurs prix aux consommateurs québécois. À cela, s’ajoutent également la contribution exceptionnelle de Québecor et ses filiales au contenu audiovisuel et au journalisme

d’ici, de même que son apport philanthropique auprès de 400 organismes dans des domaines aussi variés que la culture, la santé, l’éducation, l’environnement et l’entrepreneuriat.

L’Entente en bref

•                  L’Entente prévoit la conclusion des deux opérations suivantes :

• le rachat pour fins d’annulation par Québecor Média de 16 064 215 actions de Québecor Média détenues par la Caisse, représentant environ 91,1 % de la participation de la Caisse avant la clôture, pour un prix d’achat global de 1,540 milliard de dollars, payable en espèces; et

• l’achat par Québecor de 1 564 696 actions de Québecor Média détenues par la Caisse, représentant environ 8,9 % de la participation de la Caisse avant la clôture, en contrepartie de l’émission de débentures convertibles de Québecor d’un montant en capital global de 150 millions de dollars qui seront convertibles en actions subalternes catégorie B de Québecor (les débentures convertibles), le tout sujet aux approbations requises, incluant celle de la Bourse de Toronto.

•                  À la conclusion de ces transactions, Québecor et Québecor Média auront ainsi acquis la participation de 18,47 % dans Québecor Média que Québecor ne possédait pas encore, Québecor devenant l’entière et unique propriétaire de Québecor Média.

Émission de débentures convertibles par Québecor inc.

Sujet à l’approbation de la Bourse de Toronto, les débentures convertibles auront une durée de six ans échéant en 2024 et porteront intérêt au taux annuel de 4,0%, payable conformément aux modalités de l’acte de fiducie devant être conclu lors de leur émission. Les débentures convertibles seront convertibles en actions subalternes catégorie B de Québecor conformément aux modalités de l’acte de fiducie, sous réserve d’un prix plancher de 26,85 $ par action (soit un nombre maximal d’approximativement 5 586 592 actions subalternes catégorie B de Québecor correspondant au ratio de 150 millions de dollars sur le prix plancher) et d’un prix plafond de 33,5625 $ par action (soit un nombre minimal d’approximativement 4 469 274 actions subalternes catégorie B de Québecor correspondant au ratio de 150 millions de dollars sur le prix plafond), sujet à ajustement conformément aux modalités de l’acte de fiducie. Il est prévu que les autres modalités et conditions des débentures convertibles seront substantiellement en ligne avec les modalités des débentures convertibles émises en vertu de la convention de fiducie de Québecor datée du 11 octobre 2012, telle que modifiée.

Droits de sortie et convention entre actionnaires de Québecor Média

En conséquence de la réalisation des transactions prévues par l’Entente, les droits de sortie accordés à la Caisse en vertu de l’entente intervenue au début du processus introduit en 2012, incluant le droit de requérir que Québecor Média procède à un premier appel public à l’épargne, ou le droit de vendre sa participation restante dans Québecor Média à un tiers financier, sans avoir à accorder un droit de premier refus ou de première offre à Québecor ou à Québecor Média, vont s’éteindre à la clôture de la transaction.

Également, les parties ont convenu de résilier et de mettre fin à la convention entre actionnaires intervenue entre Québecor, CDP Capital d’Amérique investissements inc. (auparavant Capital Communications CDPQ inc.) et Québecor Média en date du 23 octobre 2000, telle que consolidée et modifiée de temps à autre.

Clôture

On prévoit actuellement que les opérations envisagées dans l’Entente devraient être entièrement réalisées au plus tard le 22 juin 2018, sous réserve des conditions de clôture habituelles applicables à des opérations de cette nature et à la réception des approbations réglementaires, y compris celle de la Bourse de Toronto.

Valeurs mobilières TD a agi à titre d’aviseur financier de Québecor pour cette transaction.

Le présent communiqué de presse ne constitue ni une offre de vente ou d’achat ni la sollicitation d’une offre d’achat ou de vente de titres dans un territoire donné. Les titres mentionnés aux présentes n’ont pas été et ne seront pas inscrits en vertu de la loi des États-Unis intitulée Securities Act of 1933 ou des lois sur les valeurs mobilières applicables d’un État, et ne peuvent être offerts ni vendus aux États-Unis en l’absence d’une inscription ou d’une dispense applicable des exigences d’inscription. Les titres mentionnés aux présentes n’ont pas été et ne seront pas admissibles aux fins de vente au public en vertu des lois sur les valeurs mobilières canadiennes applicables.

La Bourse de Toronto n’a pas examiné le présent communiqué de presse et dénie toute responsabilité quant à la pertinence ou à l’exactitude de celui-ci.

Mise en garde concernant l’information prospective

Les énoncés figurant dans le présent communiqué de presse qui ne sont pas des faits historiques constituent des énoncés prospectifs assujettis à des risques, à des incertitudes et à des hypothèses importants connus et inconnus qui sont susceptibles d’entraîner un écart important entre les résultats réels de Québecor dans des périodes futures et ceux qui figurent dans les énoncés prospectifs. Les énoncés prospectifs sont généralement reconnaissables à l’utilisation du conditionnel, d’expressions  prospectives comme « proposer », « s’attendre », « pouvoir », « anticiper », « avoir l’intention de », « estimer que », « prévoir », « désirer », ou « croire » ou de la tournure négative de ces expressions ou de leurs variantes ou toute terminologie similaire. Ce communiqué de presse renferme notamment des énoncés prospectifs portant sur ce qui suit : le moment et la réalisation prévus des transactions visées par l’Entente; le fait que les clôtures des transactions sont subordonnées à la survenance de certains événements et à l’obtention des approbations nécessaires, à savoir celle de la Bourse de Toronto; et les avantages attendus de l’Entente (notamment l’incidence de l’Entente sur les activités, la structure, les capacités, les occasions d’affaires et autres, et la stratégie globale de Québecor). Au nombre des facteurs pouvant entraîner un écart entre les résultats réels et les attentes actuelles figurent la saisonnalité (y compris les fluctuations saisonnières des commandes de clients), les risques d’exploitation (y compris la variation de la demande des clients pour les produits de Québecor et les mesures relatives à

l’établissement des prix instaurés par des concurrents), les nouveaux concurrents et la capacité à conserver les clients actuels de Québecor et à en attirer de nouveaux, les risques liés à la fragmentation du marché de la publicité, les risques liés aux couvertures d’assurances, les risques associés à l’investissement en capital (y compris les risques liés au développement technologique, à la disponibilité et aux bris des équipements), les risques environnementaux, les risques liés à la cybersécurité et au maintien de la protection des renseignements personnels, les risques associés aux conventions collectives, le risque de crédit, les risques financiers, les risques liés à l’endettement, les risques de fluctuation de taux d’intérêt, les risques de change, les risques associés aux lois et à la réglementation gouvernementale, les risques liés aux changements dans la législation fiscale et la fluctuation générale de la conjoncture politique et économique et, en ce qui a trait à l’Entente, les risques éventuels comprennent les risques suivants : la non-réception des approbations réglementaires (dont celle de la Bourse de Toronto) ou le retard dans la réception de celles-ci ou le non-respect des conditions relatives à la réalisation de l’Entente ou le retard dans la réalisation de celles-ci; ou la survenance d’un événement qui permettrait à la Caisse de mettre un terme à ses obligations aux termes de l’Entente. Les investisseurs et autres personnes devraient noter que la liste des facteurs mentionnés ci-dessus qui sont susceptibles d’influer sur les résultats futurs n’est pas exhaustive et éviter de se fier indûment à tout énoncé prospectif. Les énoncés prospectifs décrits dans ce communiqué de presse se fondent sur les hypothèses importantes suivantes en ce qui a trait à l’Entente: le respect de toutes les conditions de clôture et la réalisation des transactions visées par l’Entente selon l’échéancier prévu, y compris l’obtention des approbations des organismes de réglementation (y compris de la Bourse de Toronto). Pour de plus amples renseignements sur les risques, incertitudes et hypothèses susceptibles d’entraîner un écart entre les résultats réels de Québecor et les attentes actuelles, veuillez vous reporter aux documents publics déposés par Québecor et  qui  sont  disponibles  à  <www.sedar.com>  et  à  <www.quebecor.com>,  y  compris,  en  particulier,  la  rubrique  « Risques  et incertitudes » du rapport de gestion de Québecor pour l’exercice terminé le 31 décembre 2017.

Les énoncés prospectifs figurant dans le présent communiqué de presse reflètent les projections de Québecor en date du présent communiqué et sont sous réserve des changements pouvant se produire après cette date. Québecor décline expressément toute obligation ou tout engagement de mettre à jour ces énoncés prospectifs, que ce soit en raison de nouveaux renseignements ou d’événements futurs ou pour quelque autre motif que ce soit, à moins que les lois sur les valeurs mobilières applicables l’exigent.

À propos de Québecor

Chef de file canadien des télécommunications, du divertissement, des médias d’information et de la culture, Québecor est l’une des entreprises de communication intégrées les plus performantes de l’industrie. Portées par la volonté de faire vivre la meilleure expérience qui soit à ses clients, toutes les filiales et marques de Québecor se distinguent par une offre de produits et services de qualité, multiplateformes et convergents.

Québecor (TSX : QBR.A, QBR.B), dont le siège social est solidement implanté au Québec, emploie plus de 10 000 personnes au Canada.

Entreprise familiale fondée en 1950, Québecor a à cœur de s’impliquer activement dans sa communauté. Chaque année, elle s’investit auprès de plus de 400 organismes dans les domaines aussi essentiels que sont la culture, la santé, l’éducation, l’environnement et l’entrepreneuriat.

Visitez notre site Internet : www.quebecor.com

Suivez-nous sur Twitter : twitter.com/Quebecor

Source :	Renseignements :
Jean-François Pruneau	Direction des communications
Vice-président principal et chef de la direction financière	Québecor inc. et Québecor Média inc.
Québecor inc. et Québecor Média inc.	medias@quebecor.com
jean-francois.pruneau@quebecor.com	514 380-4572
514 380-4144

ANNEXE B
MODALITÉS DES DÉBENTURES CONVERTIBLES

Modalités des Débentures convertibles	Émetteur : Québecor Inc.

Montant en Capital : 150 millions de dollars

Durée : 6 ans.

Intérêt : taux de 4,00 % par année

« prix plancher » de 26,85 $par action QBR.B (pour un nombre maximal d’approximativement 5 586 592,18 actions QBR.B)

« prix plafond » de 33,5625 $par action QBR.B (pour un nombre minimal d’approximativement 4 469 273,74 actions QBR.B.

Ajustement/seuil de dividendes : 0,22 $

Dispositions Générales : L’intention de QI et de CDP Capital d’Amérique est que les autres modalités et conditions des Débentures convertibles seront substantiellement en ligne avec les modalités des débentures convertibles émises sous la convention de fiducie de QI, en date du 11 octobre 2012, telle que modifiée en date du 26 avril 2013, hormis des changements requis pour moderniser la Convention de fiducie et préciser certaines procédures administratives.